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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADAPTIMMUNE THERAPEUTICS PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Adaptimmune Therapeutics PLC
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Registered Company No. 09338148

April 27, 2018

Dear Shareholder:

2018 Annual General Meeting of Adaptimmune Therapeutics plc (the "AGM")

        This letter, the notice of the AGM set out in this document ("the Notice") and associated materials for the AGM are being sent to you because, as of April 25, 2018 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of the Company. However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares ("ADS") and contain information relevant to holders of ADSs.

        I am pleased to confirm that our AGM will take place at 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Wednesday, June 20, 2018 at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX. The Notice is set out in this document and it contains the resolutions to be proposed at the AGM (the "Resolutions").

Action to be taken by holders of ordinary shares in the Company

        If you are a holder of American Depositary Shares ("ADSs"), please ignore this section and refer instead to the section below—"Holders of American Depositary Shares".

        If you are a holder of ordinary shares in the Company and are planning to attend the AGM in person (or by way of corporate representative) it would be helpful if you could inform Margaret Henry, Company Secretary, on email: margaret.henry@adaptimmune.com, tel: +44 (0)1235 430036 or mobile: +44 (0)7710 304249.

        If you are unable to attend the AGM, you can still vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed. You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company's registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England as soon as possible but in any event by no later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Monday, June 18, 2018.

        You may also submit your proxy vote online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Monday, June 18, 2018. The return of a form of proxy or the electronic appointment of a proxy does not preclude you from attending and voting at the AGM if you so wish.

        In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company's register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Monday, June 18, 2018.

        Therefore, if you sell or transfer your ordinary shares in the Company prior to June 18, 2018, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Margaret Henry, Company Secretary, to request a new form of proxy for its use.

        Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to attend and vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares—please refer to the next section—"Holders of American Depositary Shares".

Holders of American Depositary Shares

        In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on Thursday, May 3, 2018 (the record date for ADS holders).

        If you hold ADSs through a bank, broker or nominee on May 3, 2018, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

        Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Standard Time on Wednesday, June 13, 2018.

Contacts for ADS holders

        If you have queries about how you can deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

        If at any point you require guidance, please contact Margaret Henry, Company Secretary, on email: margaret.henry@adaptimmune.com, tel: +44(0)1235 430036 or cell: +44 (0)7710 304249.

Recommendation

        You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favour of the Resolutions as each of the Directors with personal holdings of shares in the Company intends to do in respect of their own beneficial holdings of shares.

        Thank you for your ongoing support of Adaptimmune.

Yours sincerely,

/s/ DAVID M. MOTT David M. Mott Chairman, Adaptimmune Therapeutics plc

Adaptimmune Therapeutics PLC

60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Registered Company No. 09338148

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 20, 2018

        NOTICE is hereby given that the Annual General Meeting of Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the "Company," "we," "us" and "our"), will be held on Wednesday, June 20, 2018, at 11:00 a.m. London time (6:00 a.m. Eastern Standard time), at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, for transaction of the following business:

Ordinary resolutions

        1.     To re-elect as a director, Lawrence Alleva, who retires by rotation in accordance with the Articles of Association.

        2.     To re-elect as a director, David Mott, who retires by rotation in accordance with the Articles of Association.

        3.     To re-elect as a director, Elliott Sigal, who retires by rotation in accordance with the Articles of Association.

        4.     To re-appoint KPMG LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented.

        5.     To authorize the Audit Committee to determine our U.K. statutory auditors' remuneration for the fiscal year ending December 31, 2018.

        6.     To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2017 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2017.

        7.     To receive and approve our U.K. statutory directors' remuneration report for the year ended December 31, 2017, which is set forth as Part I of Annex A to the attached proxy statement.

        8.     To receive and approve our Directors' Remuneration Policy, which, if approved, will take effect upon conclusion of the Annual General Meeting, which is set forth as Part II of Annex A to the attached proxy statement.

        Proposals 1 through 8 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

        The result of the shareholder votes on the ordinary resolutions in proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2017 and approval of our U.K. statutory directors' annual report on remuneration for the year ended December 31, 2017 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 6 and 7.

        The results of any polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website (https://www.adaptimmune.com) as soon as reasonably practicable following the Meeting and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
60 Jubilee Avenue, Milton Park,
Abingdon,
/s/ MARGARET HENRY Margaret Henry Company Secretary April 27, 2018	Oxfordshire OX14 4RX, United Kingdom Registered in England and Wales No 09338148

Notes

(a)
Only those members registered in the register of members of the Company at 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on June 18, 2018 will be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned AGM. Should the AGM be adjourned for a longer period, then to be so entitled, members must be entered on the Register at the time which is 48 hours before the time fixed for the adjourned AGM or, if the Company gives notice of the adjourned AGM, at the time specified in the notice.

(b)
Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the meeting in person. Proxy forms should be lodged with the Company's Registrar (Computershare) not later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on June 18, 2018. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled "Questions and Answers About Voting."

(c)
Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d)
In the case of joint holders, the vote of the senior who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company's relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e)
CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with Euroclear's specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company's agent 3RA50 by 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on June 18, 2018. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company's agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

  CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
  The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f)
As of April 25, 2018 (being the last practicable date before circulation of this Notice), the Company's issued ordinary share capital consisted of 564,859,960 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 564,859,960.

(g)
Under s527 Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 Companies Act 2006. Where the Company is required to place a statement on a website under s527 Companies Act 2006, it must forward the statement to the Company's auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 Companies Act 2006, to publish on a website.

(h)
Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company's Registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(i)
Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any week day (public holidays excepted) from the date of this Notice of AGM until the date of the AGM, and at the place of the AGM for one hour before the meeting and at the meeting itself.

Adaptimmune Therapeutics PLC
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Registered Company No. 09338148

PROXY STATEMENT FOR THE 2018 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 20, 2018

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

        We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors of Adaptimmune Therapeutics plc (referred to herein as the "Company", "we", "us" or "our") is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the "Meeting" or the "AGM") to be held on Wednesday, June 20, 2018, at 11:00 a.m. London time (6:00 a.m. Eastern Standard time), at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX.

  •
  This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

  •
  The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

        We are mailing the Notice of 2018 AGM, this proxy statement and the form of proxy to our ordinary shareholders of record as of April 25, 2018 (being the latest practicable date before the circulation of this document) for the first time on or about April 27, 2018. In this mailing, we are also including our U.K. statutory annual accounts and reports for the year ended December 31, 2017 ("2017 U.K. Annual Report") and our annual report on Form 10-K for the year ended December 31, 2017 (the "Annual Report on Form 10-K"). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, the 2017 U.K. Annual Report and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

        Whilst this document is being sent to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares ("ADSs") and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 20, 2018

        Our Notice of 2018 AGM, this proxy statement, the Annual Report on Form 10-K, our 2017 U.K. Annual Report and our form of proxy are available in the Investors section of our website at https://www.adaptimmune.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed form of proxy because you are an ordinary shareholder of record and our Board of Directors (the "Board") is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed form of proxy. Alternatively, please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy), in any event to arrive by no later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Monday, June 18, 2018.

        We intend to mail this proxy statement and the accompanying form of proxy on or about April 27, 2018 to all ordinary shareholders of record entitled to vote at the Meeting.

        Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about May 7, 2018 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on May 3, 2018 (the record date for ADS holders).

Who can vote at the Meeting?

Ordinary shareholders

        Only ordinary shareholders of record registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Monday, June 18, 2018 will be entitled to vote at the Meeting.

        As of April 25, 2018 (being the last practicable date before the circulation of this proxy statement) there were 564,859,960 ordinary shares issued and outstanding and entitled to vote.

        Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed form of proxy to ensure your vote is counted. Alternatively, please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Monday, June 18, 2018.

        If you sell or transfer your ordinary shares in the Company prior to June 18, 2018, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Margaret Henry, Company Secretary, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

        If, on April 25, 2018, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you may have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Meeting and you are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

        You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on Thursday, May 3, 2018 (the record date for ADS holders).

        If you hold ADSs through a brokerage firm, bank or nominee on May 3, 2018, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

        Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Standard Time on Wednesday, June 13, 2018.

        Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Contacts for ADS holders

        If you have queries about how you can deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

        If at any point you require guidance, please contact Margaret Henry, Company Secretary, on email: margaret.henry@adaptimmune.com, tel: +44(0)1235 430036 or cell: +44 (0)7710 304249.

What are the requirements to elect the directors and approve each of the proposals?

        You may cast your vote for or against proposals 1 through 8 or abstain from voting your shares on one or more of these proposals.

        Proposals 1 through 8 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

        With regard to proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2017 and approval of our U.K. statutory directors' annual report on remuneration for the year ended December 31, 2017, the votes on these proposals will not require our Board of Directors or any committee to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

        The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board's voting recommendations.

Proposal	Description of Proposal	Board's Recommendation
1	Re-election of Lawrence Alleva as a director	FOR
2	Re-election of David Mott as a director	FOR
3	Re-election of Elliott Sigal as a director	FOR
4	Re-appointment of KPMG LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts and reports are presented	FOR
5	Authorization for the Audit Committee to determine our U.K. statutory auditors' remuneration for the fiscal year ending December 31, 2018	FOR
6	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2017	FOR
7	Approval of our U.K. statutory directors' annual report on remuneration for the year ended December 31, 2017, which is set forth as Part I of Annex A	FOR
8	Approval of our Directors' Remuneration Policy, which, if approved, will take effect upon the conclusion of the Meeting, which is set forth as Part II of Annex A	FOR

What constitutes a quorum?

        For the purposes of the Meeting, a quorum will be present if members holding at least one-third in number of the issued ordinary shares of the Company and entitled to vote are present in person or represented by proxy at the Meeting.

        If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement. If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Meeting will be dissolved.

How do I vote my shares?

        If you are an ordinary "shareholder of record," you may attend the Meeting in person or you may appoint a proxy to vote on your behalf:

  •
  By completing and signing the form of proxy and returning it in the envelope provided; or

  •
  By submitting your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 11:00 a.m. London time (6:00 a.m. Eastern Standard Time) on Monday, June 18, 2018.

        If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

        If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

How will my shares be voted if I do not specify how they should be voted?

        If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting.

Can I change my vote or revoke a proxy?

        A registered shareholder can revoke his or her proxy before the time of voting at the Meeting in several ways by:

  (1)
  mailing a revised form of proxy dated later than the prior form of proxy;

  (2)
  voting in person at the Meeting; or

  (3)
  notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received before the Meeting to be effective.

        If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also "What if I plan to attend the Meeting?"

Who counts the votes?

        Computershare Investor Services PLC ("Computershare") has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare for tabulation or directly submit your proxy online to Computershare at www.investorcentre.co.uk/eproxy (see instructions on form of proxy).

        If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare or directly submit your proxy to Computershare online.

        If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.

How are votes counted?

        Votes will be counted by Computershare, who will separately count "for" and "against" votes, and "votes withheld" or abstentions.

How many votes do I have?

        On a show of hands, each ordinary shareholder of record present in person, and each duly authorised representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorised representative has one vote for each share held by the shareholder.

What if I plan to attend the Meeting?

        Attendance at the Meeting will be limited to ordinary shareholders of record and beneficial owners of ordinary shares as of 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Monday, June 18, 2018. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver's license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chairman.

How do you solicit proxies?

        We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

        If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

        No. In accordance with our Articles of Association, no matters other than proposals 1 through 8 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

What is Computershare's role?

        Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 702 0000 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England.

        Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

How can I find out the results of the voting at the Meeting?

        Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

What are the implications of being an "emerging growth company"?

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. As a result of this election we are providing in this 2017 Proxy Statement the scaled disclosure permitted for emerging growth companies, including the scaled executive compensation disclosure. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined herein) or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following May 11, 2020, the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th , and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Meeting

        Directions to our Meeting, which is to be held at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, are available at: https://www.adaptimmune.com

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine directors.

        Our Articles of Association require one-third (or such number nearest to but not exceeding one-third) of our directors who are subject to retirement by rotation to retire from office at each annual general meeting effective from the 2016 Annual General Meeting, commencing with the longest-serving directors. In the case of equal tenure, retirement is by agreement. Of the nine directors subject to retirement by rotation, Mr. Lawrence Alleva, Mr. David Mott and Dr. Elliott Sigal, will, on this occasion, retire from office and stand for re-election by our shareholders.

        Having carried out an evaluation of the individual performance of each of Mr. Alleva, Mr. Mott and Dr. Sigal with the support of the Corporate Governance and Nominating Committee, the Board is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their roles. The Board considers that it is entirely appropriate for each of Mr. Alleva, Mr. Mott and Dr. Sigal to seek re-election at the AGM.

        Each of the above directors has been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the AGM, if all of the above directors are re-elected, the Board of Directors will be comprised of nine members.

        In connection with proposals 1 through 3, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors see Board of Directors and Corporate Governance.

 PROPOSAL 1—RE-ELECTION OF LAWRENCE ALLEVA TO THE BOARD OF DIRECTORS

        Mr. Lawrence M. Alleva is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Alleva has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

        Mr. Alleva, 68, has served as a Non-Executive Director since March 2015 and also serves as Chairman of our Audit Committee. He is a former partner with PricewaterhouseCoopers LLP (PwC), where he worked for 39 years from 1971 until his retirement in June 2010, including 28 years' service as a partner. Mr. Alleva worked with numerous pharmaceutical and biotechnology companies as clients and, additionally, served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm's Assurance Practice from 2006 until 2010. Mr. Alleva currently serves as a director for public companies TESARO, Inc. (NASDAQ: TSRO), Bright Horizons Family Solutions, Inc. (NYSE: BFAM) and Mersana Therapeutics, Inc. (NASDAQ: MRSN) and chairs the audit committee for those companies. He previously served as a director of Mirna Therapeutics, Inc. (NYSE: MIRN) and of GlobalLogic, Inc. through the sale of the company in 2013 and chaired the audit committee for those companies. Mr. Alleva is a Certified Public Accountant (inactive). He received a B.S. degree in Accounting from Ithaca College and attended Columbia University's Executive M.B.A. non-degree program. Our Board of Directors believes Mr. Alleva's qualifications to serve as a member of our board include his financial expertise, his extensive experience working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive), his experience serving as a director on other corporate boards and his experience in a senior leadership role at PwC.

        Based on his financial expertise and experience as a board member in the pharmaceutical and healthcare sectors, including chairing a number of audit committees, as well as his extensive experience of working with public companies on financial and accounting matters and as a senior executive at PwC, the Corporate Governance and Nominating Committee concluded that Mr. Alleva is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF LAWRENCE ALLEVA TO THE BOARD OF DIRECTORS

 PROPOSAL 2—RE-ELECTION OF DAVID MOTT TO THE BOARD OF DIRECTORS

        Mr. David M. Mott is currently a member and the Chairman of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Mott has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

        Mr. Mott, 52, has served as our Chairman since January 2017 and as a Non-Executive Director since February 2015. He also serves as Chairman of our Remuneration Committee and of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014, initially in a capacity as a nominee of New Enterprise Associates ("NEA"), one of our shareholders. Mr. Mott has served as a General Partner of NEA, an investment firm focused on venture capital and growth equity investments, since 2008, and leads its healthcare investing practice. He was formerly President and Chief Executive Officer of MedImmune LLC, a subsidiary of AstraZeneca Plc, and Executive Vice President of AstraZeneca Plc. From 1992 to 2008, Mr. Mott worked at MedImmune and served in roles including Chief Operating Officer, Chief Financial Officer, President and Chief Executive Officer. Prior to joining MedImmune, Mr. Mott was a Vice President in the Health Care Investment Banking Group at Smith Barney, Harris Upham & Co., Inc.

        Mr. Mott is currently Chairman of Ardelyx (NASDAQ: ARDX), Epizyme (NASDAQ: EPZM), Mersana Therapeutics (NASDAQ: MRSN) and TESARO (NASDAQ: TSRO), and is a director of Nightstar Therapeutics (NASDAQ: NITE). He is also a director of several other private companies and has previously served on numerous public and private company boards. Mr. Mott received a bachelor of arts degree from Dartmouth College. Our Board of Directors believes Mr. Mott's qualifications to serve as a member of our board include his financial expertise, his experience as a venture capital investor, his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.

        Based on his extensive experience as a senior executive in the pharmaceutical and healthcare sectors, and his financial expertise and experience as a venture capital investor, the Corporate Governance and Nominating Committee concluded that Mr. Mott is qualified to serve on our Board of Directors. Mr. Mott recused himself from the Corporate Governance and Nominating Committee's deliberations concerning his nomination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF DAVID MOTT TO THE BOARD OF DIRECTORS

 PROPOSAL 3—RE-ELECTION OF ELLIOTT SIGAL TO THE BOARD OF DIRECTORS

        Dr. Elliott Sigal is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr.Sigal has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

        Dr. Sigal, 66, has served as a Non-Executive Director since February 2015 and also serves as a member of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014. Dr. Sigal is a former Executive Vice President and member of the Board of Directors of Bristol-Myers Squibb ("BMS"). He joined BMS in 1997 as head of Applied Genomics, went on to head Discovery Research followed by clinical development and ultimately served as Chief Scientific Officer and President of R&D from 2004 until 2013. Dr. Sigal serves as a board member for Spark Therapeutics (NASDAQ: ONCE), Surface Oncology (NASDAQ: SURF) and the Melanoma Research Alliance, and previously served as a director of the Mead Johnson Nutrition Company. He also serves as a senior advisor to the healthcare team of NEA and consults for several biotechnology companies. Dr. Sigal holds an M.D. from the University of Chicago and trained in Internal Medicine and Pulmonary Medicine at the University of California, San Francisco, where he was on faculty from 1988 to 1992. He also holds a B.S., M.S., and Ph.D. in engineering from Purdue University. Our Board of Directors believes Dr. Sigal's qualifications to serve as a member of our board include his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.

        Based on his extensive experience as a senior executive and board member in the pharmaceutical and healthcare sectors, the Corporate Governance and Nominating Committee concluded that Dr.Sigal is qualified to serve on our Board of Directors. Dr. Sigal recused himself from the Corporate Governance and Nominating Committee's deliberations concerning his nomination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF ELLIOTT SIGAL TO THE BOARD OF DIRECTORS

 PROPOSAL 4—RE-APPOINTMENT OF KPMG LLP AS OUR U.K. STATUTORY AUDITORS
UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF
THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE
PRESENTED

PROPOSAL 5—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K.
STATUTORY AUDITORS' REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

        Proposal 4 seeks your approval of the re-appointment of KPMG LLP to serve as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts are presented to you. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

        Proposal 5 authorizes the Audit Committee to determine our U.K. statutory auditors' remuneration for the fiscal year ending December 31, 2018.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE
FOR:

  •
  PROPOSAL 4 TO RE-APPOINT KPMG LLP AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH OUR STATUTORY ACCOUNTS ARE PRESENTED

  •
  PROPOSAL 5 TO AUTHORIZE OUR AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS' REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

 PROPOSAL 6—RESOLUTION TO RECEIVE THE COMPANY'S U.K. STATUTORY ANNUAL
ACCOUNTS AND REPORTS

        At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2017 through December 31, 2017, which includes the audited portion of the directors' annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports to raise questions in relation to them.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE
FOR THE RESOLUTION TO RECEIVE THE COMPANY'S U.K. STATUTORY ANNUAL ACCOUNTS AND
REPORTS

 PROPOSAL 7—APPROVAL OF OUR U.K. STATUTORY DIRECTORS' ANNUAL REPORT ON
REMUNERATION

        Our U.K. statutory directors' remuneration report is set forth as Part I of Annex A to this proxy statement. The directors' remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors' remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

        At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors' annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD RECOMMENDS YOU VOTE
FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS' ANNUAL REPORT ON REMUNERATION
SET FORTH IN PART I OF ANNEX A

 PROPOSAL 8—APPROVAL OF OUR DIRECTORS' REMUNERATION POLICY

        Our U.K. statutory directors' remuneration policy is set forth as Part II of Annex A to this proxy statement. Our directors' remuneration policy is used to determine the remuneration for our directors, including our Chief Executive Officer (our sole executive director), and our senior executive officers. The policy has as its key objective the engagement and retention of high-quality directors and senior executive officers. The original remuneration policy was approved by the shareholders at our 2015 annual general meeting. As set forth in Part II of Annex A, we submit our new proposed remuneration policy, which our Board of Directors has determined is competitive and consistent with current market practices. The policy, as proposed, is substantively the same as the original remuneration policy, as our Board of Directors and Remuneration Committee consider that the original remuneration policy continues to be appropriate and fit for purpose, but they are committed to reviewing the policy on an ongoing basis in order to ensure that it remains effective and competitive. Minor amendments have been made to the text of the last shareholder-approved policy in order to aid clarity for investors, but no material amendments have been made.

        Our Board of Directors has approved the directors' remuneration policy and believes it is effective to achieve its objectives. The directors' remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at "Director Remuneration."

THE BOARD RECOMMENDS YOU VOTE
FOR APPROVAL OF OUR DIRECTORS' REMUNERATION POLICY SET FORTH IN PART II OF
ANNEX A

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Directors

Name	Age	Position
David M. Mott	52	Chairman of the Board of Directors
Lawrence M. Alleva	68	Non-Executive Director
Ali Behbahani, M.D.	41	Non-Executive Director
Barbara Duncan	53	Non-Executive Director
Giles Kerr	58	Non-Executive Director
Elliott Sigal, Ph.D, M.D.	66	Non-Executive Director
Peter Thompson, M.D.	58	Non-Executive Director
Tal Zaks, Ph.D, M.D.	52	Non-Executive Director
James Noble	59	Chief Executive Officer and Director

        Our Board of Directors currently consists of nine directors. In 2017, our Board of Directors met eight times. All of our directors attended a minimum of 75% of the meetings of the Board of Directors and its committees in 2017. On July 5, 2018, Peter Thompson will stand down from the Board of Directors. Additionally John Furey has been appointed to the Board of Directors effective July 5, 2018. The biographical information for Lawrence Alleva, David Mott and Dr. Elliott Sigal, the nominees to our Board of Directors, is provided in "Proposal 1—Re-Election of Lawrence Alleva to the Board of Directors", "Proposal 2—Re-Election of David Mott to the Board of Directors" and "Proposal 3—Re-Election of Elliott Sigal to the Board of Directors" respectively.

        Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.

        James Noble has served as our full-time Chief Executive Officer since March 2014, and part-time CEO from July 2008 to March 2014, and is one of our co-founders. From July 2008 until March 2014, Mr. Noble was also CEO of Immunocore. Mr. Noble has 27 years of experience in the biotech industry. He has held numerous non-executive director positions, including at CuraGen Corporation, PowderJect Pharmaceuticals plc, Oxford GlycoSciences plc, MediGene AG, and Advanced Medical Solutions plc. Mr. Noble is also Deputy Chairman of GW Pharmaceuticals plc (NASDAQ: GWPH). Mr. Noble qualified as a chartered accountant with Price Waterhouse and spent seven years at the investment bank Kleinwort Benson Limited, where he became a director in 1990. He then joined British Biotech plc as Chief Financial Officer from 1990 to 1997. Mr. Noble was previously Chief Executive Officer of Avidex Limited, a privately held biotechnology company that was our predecessor, from 2000 to 2006. Mr. Noble holds an M.A. from the University of Oxford. Our Board of Directors believes Mr. Noble's qualifications to serve as a member of our board include his financial expertise, his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.

        Ali Behbahani has served as a Non-Executive Director since February 2015 and also serves as a member of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014, initially in a capacity as a nominee of NEA, one of our shareholders. Dr. Behbahani has been a Partner on the healthcare team at NEA since 2013, having worked for the fund since 2007, specializing in investments in the biopharmaceutical, medical device, specialty pharmaceutical and healthcare services sectors. He is currently a board member of public companies Nevro Corp (NYSE: NVRO), Genocea (NASDAQ: GNCA) and CRISPR Therapeutics AG (NASDAQ: CRSP) and also serves as a director for several private companies, including Oyster Point Pharma, Inc., Minerva Surgical, Inc. and Nkarta, Inc. He has previously worked as a consultant in business development at The Medicines Company and held positions as a Venture Associate at Morgan Stanley Venture Partners from 2000 to 2002 and as a Healthcare Investment Banking Analyst at Lehman Brothers from 1998 to 2000. Dr. Behbahani conducted basic science research in the fields of viral fusion inhibition and structural proteomics at the National Institutes of Health and at Duke University. He holds an M.D. degree from The University of Pennsylvania School of Medicine and an M.B.A. from The University of Pennsylvania Wharton School. Our Board of Directors believes Dr. Behbahani's qualifications to serve as a member of our board include his financial expertise, his experience as a venture capital investor, his extensive experience in the healthcare industry and his years of experience in his leadership roles as a director and executive officer.

        Barbara Duncan has served as a Non-Executive Director since June 2016 and also serves as a member of our Audit Committee. She has over 15 years of experience in the life sciences industry and served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) from May 2009 through June 2016, and as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Prior to joining DOV, Ms. Duncan served as Vice President of Corporate Finance—Global Healthcare at Lehman Brothers Inc. from 1998 to 2001, and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. from 1994 to 1998. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan currently serves as a director for Aevi Genomic Medicine (NASDAQ: GNMX), Jounce Therapeutics, Inc. (NASDAQ: JNCE), ObsEva SA (NASDAQ: OBSV) and Ovid Therapeutics, Inc. (NASDAQ: OVID). She holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University. Our Board of Directors believes Ms. Duncan's qualifications to serve as a member of our board include her financial expertise, her extensive experience in the healthcare industry and her years of experience in her leadership roles as a director and executive officer.

        Giles Kerr has served as a Non-Executive Director since November 2016 and also serves as a member of our Audit Committee and of our Corporate Governance and Nominating Committee. He has substantial commercial and financial experience gained from service on numerous public and private company boards and as an audit partner. Mr. Kerr has served as Director of Finance of the University of Oxford since 2005. He also currently serves as a Board member and Audit Committee member of public companies BTG plc (LSE: BTG), Paypoint plc (LSE: PAY), Senior plc (LSE: SNR) and Arix Bioscience plc (LSE: ARIX) and on the boards of several private companies including Oxford Sciences Innovation plc and Oxford Capital Fund. Mr. Kerr previously served in roles of increasing seniority at Amersham plc since 1990, including as Chief Financial Officer and a Board member from 1997 to 2004, when the company was acquired by GE Healthcare, and as a director of Victrex plc and of Elan Corporation Inc. Prior to his role at Amersham, Mr. Kerr was a National Partner with Arthur Andersen. He is a Fellow of the Institute of Chartered Accountants of England and Wales and holds a B.A. degree in Economics from the University of York, U.K. Our Board of Directors believes Mr. Kerr's qualifications to serve as a member of our board include his financial expertise, his extensive experience in the healthcare industry and his years of experience in his leadership roles as a director and executive officer.

        Peter Thompson has served as a Non-Executive Director since February 2015 and also serves as a member of our Remuneration Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014, initially in a capacity as a nominee of OrbiMed Private Investments V, L.P. ("OrbiMed"), one of our shareholders. Dr. Thompson is currently a Private Equity Partner with OrbiMed who brings over 25 years of industry experience. He co-founded and was Chief Executive Officer of Trubion Pharmaceuticals from 2002 to 2009 (NASDAQ: TRBN), co-founded Cleave BioSciences and Corvus Pharmaceuticals (NASDAQ: CRVS), and was previously an executive of Chiron Corporation and Becton Dickinson. Dr. Thompson also serves as a director on several public and private company boards including Alpine Immune Sciences, Inc (NASDAQ: ALPN), Cardioxyl Pharmaceuticals, Inc., Cleave Biosciences, PMV Pharmaceuticals, Inc., Principia BioPharma, ProNai Therapeutics, Inc., Response BioMedical Corp and OxOnc Development Inc. He is an Ernst & Young Entrepreneur of the Year awardee and an Affiliate Professor of Neurosurgery at the University of Washington. He is the inventor on numerous patents, is a board-certified internist and oncologist and was on the staff at the National Cancer Institute following his internal medicine training at Yale University. Our Board of Directors believes Dr. Thompson's qualifications to serve as a member of our board include his financial expertise, his experience as a venture capital investor, his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.

        Tal Zaks has served as a Non-Executive Director since November 2016 and also serves as a member of our Remuneration Committee. He has substantial research, development and commercialization experience gained from service in industry and academia. Dr. Zaks has served as the Chief Medical Officer of Moderna Therapeutics, Inc. since March 2015. He previously served as Senior Vice President and Head of Global Oncology at Sanofi Inc, where he was responsible for all aspects of oncology drug discovery, development and commercialization. Dr. Zaks began his industry career at GlaxoSmithKline in the genetics research group, where he built the oncology translational medicine team and led translational research on lapatinib as well as the in-licensing and clinical development of foretinib. In addition to his industry work, Dr. Zaks is an Adjunct Associate Professor of Medicine at the University of Pennsylvania and has served as a volunteer physician at the Philadelphia Veterans Administration Medical Center, treating patients with genitourinary cancers. Dr. Zaks received his M.D. and Ph.D. degrees from the Ben Gurion University in Israel and conducted post-doctoral research at the U.S. National Institutes of Health. He completed his clinical training in internal medicine at Temple University Hospital followed by a fellowship in medical oncology at the University of Pennsylvania. Our Board of Directors believes Dr. Zaks' qualifications to serve as a member of our board include his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as an executive officer.

CORPORATE GOVERNANCE

Structure of our Board of Directors

        The leadership structure of our current Board of Directors separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities, with our CEO focused on leading the Company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives.

Independence of our Board of Directors

        Our Board of Directors has determined that all of our directors, other than James Noble, qualify as "independent" directors in accordance with the independence requirements under the applicable listing standards of The NASDAQ Global Market as well as applicable rules promulgated by the SEC. Mr. Noble is not considered independent because he is an employee of the Company.

        Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

        Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Committees of our Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Remuneration Committee, and the Corporate Governance and Nominating Committee. The charters for each of these committees can be found on our website at https://www.adaptimmune.com.

Name	Audit	Remuneration	Corporate Governance and Nominating
David M. Mott		Chair	Chair
Lawrence M. Alleva	Chair
Ali Behbahani, M.D.			X
Barbara Duncan	X
Giles Kerr	X		X
Elliott Sigal, Ph.D, M.D.			X
Peter Thompson, M.D.		X
Tal Zaks, Ph.D, M.D.		X

Audit Committee

        Our Audit Committee is currently composed of Mr. Alleva, Ms. Duncan and Mr. Kerr, with Mr. Alleva serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The NASDAQ Global Market. Our Board of Directors has determined that each of Mr. Alleva, Ms. Duncan and Mr. Kerr is an "audit committee financial expert" within the meaning of SEC regulations and the applicable listing standards of The NASDAQ Global Market. The Audit Committee held seven meetings during 2017. The Audit Committee's responsibilities include:

  •
  overseeing and reviewing our internal controls, accounting policies and financial reporting and provide a forum through which our independent registered public accounting firm reports;

  •
  meeting at least once a year with our independent registered public accounting firm without executive Board members present;

  •
  overseeing the activities of our independent registered public accounting firm, including their appointment, reappointment or removal, as well as monitoring of their objectivity and independence;

  •
  considering the fees paid to the independent registered public accounting firm and determine whether the fee levels for non-audit services, individually and in aggregate, relative to the audit fee are appropriate to enable an effective and high quality audit to be conducted; and

  •
  maintaining oversight over related person transactions to ensure that they are appropriately disclosed and to make recommendations to the Board of Directors regarding authorization, and for considering noteworthy questions of possible conflicts of interest involving directors.

Remuneration Committee

        Our Remuneration Committee is currently composed of Mr. Mott, Dr. Thompson and Dr. Zaks, with Mr. Mott serving as chairman of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is "independent" as defined under the applicable listing standards of The NASDAQ Global Market. The Remuneration Committee held seven meetings during 2017. The Remuneration Committee's responsibilities include:

  •
  reviewing corporate goals and objectives relevant to the compensation of our senior executive officers and making recommendations concerning such objectives to the Board of Directors;

  •
  appointing, compensating and overseeing the work of any compensation consultant or other advisor retained by the Remuneration Committee;

  •
  reviewing the performance of our senior executive officers and our Chief Executive Officer who is our sole executive director;

  •
  setting the policy for the remuneration of the senior executive officers and executive directors and the basis of their service and employment agreements with due regard to the interests of the shareholders;

  •
  reviewing and approving the compensation of our senior executive officers other than our Chief Executive Officer;

  •
  making recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the Non-Executive Directors;

  •
  determining the allocation of awards under our share option schemes to our senior executive officers, making recommendations to the Board of Directors with respect to the allocation of option awards to our Chief Executive Officer and setting the overall allocation of option awards to our employees and consultants;

  •
  producing a directors' remuneration policy and an annual directors' remuneration report to be included in our U.K. statutory annual report and financial statements; and

  •
  producing a remuneration committee report on executive compensation when required by the rules of the SEC to be included in our annual proxy statement.

        No individual will participate in discussion or decisions concerning his or her own remuneration. None of the members of our Remuneration Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Remuneration Committee or the remuneration committee of any entity that has one or more executive officers serving on our Board of Directors.

        As noted above, our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive officers with the exception of our Chief Executive Officer who is also our sole executive director. Executive and non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our Chief Executive Officer may participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but he does not participate in discussions during which his individual remuneration is being considered and approved.

        In 2017, the Committee retained Willis Towers Watson, a remuneration consultant, to assist the Committee in ensuring that our remuneration arrangements for the Executive Director and senior executives are competitive for the calendar year commencing January 1, 2018. Willis Towers Watson provided data from comparable publicly traded biopharmaceutical companies and otherwise assisted the Committee in its design of competitive remuneration for our senior executives. The Committee expects to continue to use remuneration consultants to assist the Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration program. After review and consultation with Willis Towers Watson, the Committee determined that Willis Towers Watson is independent and that there is no conflict of interest resulting from retaining Willis Towers Watson currently or in 2018. In reaching these conclusions, our Remuneration Committee considered the factors set forth in the SEC rules and the applicable listing standards of The NASDAQ Global Market.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee is composed of Mr. Mott, Dr. Behbahani, Mr. Kerr and Dr. Sigal, with Mr. Mott serving as chairman of the committee. Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is "independent" as defined under the applicable listing standards of The NASDAQ Global Market. The Corporate Governance and Nominating Committee held two meetings during 2017. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  reviewing the structure, size and composition of the Board of Directors;

  •
  recommending to our Board of Directors individuals to be nominated for election as directors and to each of the committees of our Board;

  •
  supervising the selection and appointment process of directors;

  •
  making recommendations to the Board of Directors with regard to any changes and using an external search consultant if considered appropriate;

  •
  appointing, compensating and overseeing the work of any search firm or other advisor retained by the Committee;

  •
  making final recommendations to the Board of Directors with respect to new appointments, which includes meeting the candidate prior to approving the appointment;

  •
  overseeing the induction of new directors and providing appropriate training to the Board of Directors during the course of the year in order to ensure that they have the knowledge and skills necessary to operate effectively; and

  •
  evaluating the performance of the Board of Directors, both on an individual basis and for the Board of Directors as a whole, taking into account such factors as attendance record, contribution during board meetings and the amount of time that has been dedicated to board matters during the course of the year.

Board Oversight of Risk Management

        Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management's execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Corporate Governance and Nominating Committee ensures that our governance policies and procedures are appropriate in light of the risks we face. Our Chief Executive Officer, Mr. Noble, serves on our Board of Directors; however, he does not serve as Chairman of the Board of Directors. Mr. Mott serves as Chairman of the Board of Directors.

Director Nomination Process

        The Corporate Governance and Nominating Committee of the Board of Directors reviews possible candidates for the Board and recommends the nominees for Directors to the Board for approval. The criteria that the Corporate Governance and Nominating and Committee and the Board of Directors look for in determining candidates for election to the Board, include, among others:

  •
  the highest personal and professional ethics, integrity and values;

  •
  commitment to representing the long-term interests of the Company's shareholders;

  •
  independence under the standards promulgated by The NASDAQ Global Market; and

  •
  ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

        Although we do not have a standalone diversity policy, diversity is among the critical factors that the Board of Directors considers when evaluating its composition. It is the Corporate Governance and Nominating Committee's policy that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and biotechnology and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The independent directors of our Board of Directors believe that the current members of the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience but are committed to continuing to consider diversity issues in evaluating the composition of the Board of Directors.

        The Nominating and Corporate Governance Committee's policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders. To date, the Committee has worked with Egon Zehnder and Perspective, each of whom is an independent global board and executive search firm, to assist in identifying and evaluating potential nominees against role specifications.

Shareholder Recommendations and Nominees

        It is the policy of our Board of Directors that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Corporate Governance and Nominating Committee by writing to our Company Secretary at the address below, or the Company's registered office address from time to time, and providing evidence of the shareholder's ownership of our ordinary shares and/or ADSs, the nominee's name, home and business address and other contact information, as well as the nominee's detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.

        Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Corporate Governance and Nominating Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under "Additional Information—Shareholder Proposals for 2019 Annual General Meeting." Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.

        You may write to the Corporate Governance and Nominating Committee at:

    c/o Margaret Henry
    Company Secretary
    Adaptimmune Therapeutics plc
    60 Jubilee Avenue
    Abingdon
    Oxfordshire OX14 4RX
    United Kingdom

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at http://www.adaptimmune.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

        It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire board or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board Directors by writing care of our Company Secretary at the Company's registered office address.

DIRECTOR REMUNERATION

        Under our Directors' Remuneration Policy, the Board has the discretion to pay our Non-Executive Directors for their Board and committee service in the form of cash fees or share options or a mixture of cash fees and share options. Our remuneration arrangements for Non-Executive Directors during 2017 comprised an award of a fixed number of share options, plus an additional number of share options or cash payment at the director's election. The option awards and cash payments were made at competitive levels aligned with the 50th percentile of peer group data from comparable companies provided in a benchmarking survey undertaken by Radford consultants in 2016 and are compliant with the last Directors' Remuneration policy approved by our shareholders.

        Under our Directors' Remuneration Policy in effect in 2017, our Non-Executive Directors earned the following annual cash compensation or made an election to receive such compensation in the form of an additional number of share options.

2017 Cash Compensation
Board of Directors	$35,000
Chairman (additional retainer)	$27,500
Audit Committee Chair (additional retainer)	$15,000
Remuneration Committee Chair (additional retainer)	$10,000
Corporate Governance and Nominating Committee Chair (additional retainer)	$7,000
Audit Committee member/non-Chair (additional retainer)	$7,500
Remuneration Committee member/non-Chair (additional retainer)	$5,000
Corporate Governance and Nominating Committee member/non-Chair (additional retainer)	$3,500

        All cash payments are payable monthly in arrears at the end of each month during which such individual served as a director (with prorated payments for service during a portion of such month). Non-Executive Directors are also entitled to receive reimbursement of expenses incurred in the course of performing services to the Company.

        Our Non-Executive Directors do not receive any pension from the Company nor do they participate in any performance-related incentive plans. Our Non-Executive Directors participate in the Group's long-term incentive plans on terms similar to those used for our executive directors and officers.

        On joining the Board, Non-Executive Directors are eligible to receive an initial award of share options covering 288,000 of our ordinary shares and, at their election, either cash compensation, as set forth above, or additional options of equivalent value. All such options vest over three years with the first 25% vesting on the first anniversary of the date of grant. Subsequently, all Non-Executive Directors are eligible to receive an annual award of share options covering 144,000 of our ordinary shares and, at their election, either cash compensation, as set forth above, or additional options of equivalent value. All options awarded annually are exercisable on the first anniversary of the date of grant. During 2017, all Non-Executive Directors were granted an annual award of share options.

        In determining option awards, the Board of Directors works within benchmarking guidelines provided by remuneration consultants. All options are granted with an exercise price that is no lower than the fair market value of an ordinary share on the date prior to the date of grant.

2017 Director Compensation Table

        The table below shows the compensation paid to our Non-Executive Directors during the year ended December 31, 2017. The compensation paid to James Noble, our Chief Executive Officer and an executive director, is set forth in "Executive Compensation" below.

Name	Fees Earned or paid in cash$(1)	Option awards($)(2)	Total ($)
David M. Mott(3)	—	144,534	144,534
Lawrence Alleva(4)	—	116,427	116,427
Ali Behbahani(5)	—	105,471	105,471
Barbara Duncan(6)	—	109,282	109,282
Giles Kerr(7)	50,827	68,789	119,616
Elliott Sigal(8)	—	105,471	105,471
Peter Thompson(9)	—	106,900	106,900
Tal Zaks(10)	45,217	68,789	114,006

(1)
The fees paid to Mr. Kerr were denominated in pounds sterling. For purposes of this table, the 2017 amount paid to Mr. Kerr has been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2017 (£1/$1.35005).

(2)
See Item 7—"Share based compensation" and Note 2 (r) and Note 11 "Share based compensation" to our audited consolidated financial statements, in our Form 10-K for an explanation of the assumptions used in the calculation of these amounts.

(3)
Mr. Mott received an option award covering 302,561 ordinary shares on July 3, 2017.

(4)
Mr. Alleva received an option award covering 243,724 ordinary shares on July 3, 2017.

(5)
Dr. Behbahani received an option award covering 220,788 ordinary shares on July 3, 2017.

(6)
Ms. Duncan received an option award covering 228,765 ordinary shares on July 3, 2017.

(7)
Mr. Kerr received an option award covering 144,000 ordinary shares on July 3, 2017.

(8)
Dr. Sigal received an option award covering 220,788 ordinary shares on July 3, 2017.

(9)
Dr. Thompson received an option award covering 223,779 ordinary shares on July 3, 2017.

(10)
Dr. Zaks received an option award covering 144,000 ordinary shares on July 3, 2017.

Deeds of Indemnification

        We do not have any third party indemnification provisions in place for the benefit of one or more of our directors. However, we agree to use all reasonable endeavors to provide and maintain appropriate directors' and officers' liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

        We have entered into letters of appointment with each of our Non-Executive Directors. These letters set forth the main terms on which each of our Non-Executive Directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board of Directors and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. The appointment may be terminated by the Company or the Non-Executive Director with a three months' prior written notice. Upon termination, the Non-Executive Director is entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

 EXECUTIVE OFFICERS OF THE COMPANY

        Below is a list of our executive officers as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
James Noble	59	Chief Executive Officer and Director
William Bertrand	53	Chief Operating Officer
Helen Tayton-Martin, Ph.D	51	Chief Business Officer
Rafael Amado, M.D.	54	Chief Medical Officer
Adrian Rawcliffe	46	Chief Financial Officer
Gwendolyn Binder, Ph.D	43	Chief Technology Officer

        James Noble.    For biographical information regarding Mr. Noble, refer to the discussion under Board of Directors.

        William Bertrand.    Mr. Bertrand has served as our Chief Operating Officer since March 2017 and is responsible for a range of operational functions including compliance, risk management, human resources and legal/IP. Mr. Bertrand's prior experience includes a 12 year tenure at MedImmune, where he served as its first General Counsel and Chief Compliance Officer, along with holding a variety of operational and corporate strategy roles. He has also formerly served as Executive Vice President, General Counsel for Infinity Pharmaceuticals, Inc., and as Senior Vice President, Acting Chief Operating Officer and General Counsel for Salix Pharmaceuticals, where he remained as General Manager to help finalize the integration of the company's $14 billion acquisition by Valeant Pharmaceuticals in April 2015. He is currently a member of the board of directors of Ardelyx, Inc. (NASDAQ: ARDX) and has served as a member of the board of directors of several private companies including Trustwave and Inotek Pharmaceuticals. Mr. Bertrand received a J.D. from the University of Wisconsin and a B.S. in biology from Wayne State University.

        Helen Tayton-Martin, Ph.D.    Dr. Tayton-Martin transitioned to become Adaptimmune's Chief Business Officer in March 2017, having served as Chief Operating Officer since 2008, a role in which she oversaw the transition of all operations in the company from five to 300 staff, through transatlantic growth, multiple clinical, academic and commercial collaborations and private and public financing through to its Nasdaq IPO. Today, she is responsible for optimizing the strategic and commercial opportunity for Adaptimmune's assets, leading on business development and commercial activities. Her role encompasses all aspects of pipeline and technology assessment, strategic portfolio analysis, integrated program management and commercial planning and partnerships, including the company's strategic partnership with GlaxoSmithKline (LSE/NYSE: GSK) ("GSK"). Dr. Tayton-Martin has over 25 years of experience working within the pharma, biotech and consulting environment in disciplines across preclinical and clinical development, outsourcing, strategic planning, due diligence and business development. She co-founded Adaptimmune from the former company, Avidex Limited, where she had been responsible for commercial development of the soluble TCR program in cancer and HIV from 2005 to 2008. Dr. Tayton-Martin also serves as a non-executive director of Trillium Therapeutics Inc. (NASDAQ and TSX: TRIL). She holds a Ph.D. in molecular immunology from the University of Bristol, U.K. and an M.B.A. from London Business School.

        Rafael Amado, M.D.    Dr. Amado has served as our Chief Medical Officer since March 2015 and has over 15 years of experience within the biotech and pharmaceutical industries. Dr. Amado leads our clinical development and regulatory strategy and is responsible for our clinical trials across the United States. and Europe under our strategic collaboration with GSK, as well as leading the development of our pipeline of wholly-owned research programs. He formerly served as Senior Vice President and

Head of Oncology R&D at GSK, where he was responsible for integrating oncology R&D activities, from drug target identification to clinical development and registration globally. Dr. Amado joined GSK in 2008 as Vice President of Clinical Development, and served in positions of increasing responsibility. He oversaw the development and registration globally of over 15 novel indications across six products and led the development of a pipeline of products with companion diagnostics in novel areas of cancer biology. Prior to joining GSK, Dr. Amado was Executive Director of Therapeutic Oncology at Amgen from 2003 to 2008 where he was responsible for development activities of several assets, including the development of products in molecularly characterized tumors. Dr. Amado trained as a Hematologist/Oncologist at the University of California, Los Angeles, where he remained as faculty for eight years until joining Amgen in 2003. He holds an M.D. from the University of Seville School of Medicine, and performed his residency in Internal Medicine at Michael Reese Hospital, a University of Chicago Affiliated Hospital, and his fellowship in Hematology/Oncology at the University of California, Los Angeles.

        Adrian Rawcliffe.    Mr. Rawcliffe has served as our Chief Financial Officer since March 2015 and leads our financial strategy and operations, as well as Investor Relations, corporate communications, manufacturing and supply chain and global IT and facilities. He has 18 years of experience within the pharmaceutical industry and most recently served as Senior Vice President, Finance of GSK's North American Pharmaceuticals business. Mr. Rawcliffe currently serves as a non-executive director of WAVE Life Sciences (NASDAQ: WVE). Mr. Rawcliffe joined GSK in 1998 and his other senior roles at the company included Senior Vice President Worldwide Business Development and R&D Finance, where he was responsible for all business development and finance activities for GSK's Pharmaceuticals R&D business and Managing Partner and President of SR One Ltd, GSK's venture-capital business. Mr. Rawcliffe qualified as a chartered accountant with PwC and holds a B.Sc. degree in Natural Sciences from the University of Durham, U.K.

        Gwendolyn Binder, Ph.D.    Dr. Binder has served as our Chief Technology Officer since February 2016. Prior to assuming this position, Dr. Binder was Executive Vice-President of Adaptimmune LLC and Head of Translational Sciences. She has also previously served in senior clinical, regulatory and operational roles in the company since March 2011. As CTO, Dr. Binder leads our Research and Translational Science operations. Her strategic focus is on optimizing the therapeutic potential of Adaptimmune's product through late preclinical and translational programs that are closely integrated with clinical outcomes and emerging data in the field. Dr. Binder has 16 years of industry and academic experience in cellular and gene therapy translational research and development, regulatory affairs, clinical development and translational medicine with a research focus in T-cell immunotherapy for oncology. Her prior roles include Director of Translational Research Operations at the University of Pennsylvania from 2006 to 2011, where she oversaw the opening of five INDs for novel gene therapy products, including several TCR engineered T-cells, and Director of Scientific Affairs at Virxsys Corporation. Dr. Binder is a biochemistry and molecular biology graduate of Wells College with a Ph.D. in cellular and molecular medicine from Johns Hopkins University.

 EXECUTIVE COMPENSATION

Executive Compensation

        This section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. For the year ended December 31, 2017, these NEOs were:

  •
  James Noble, Chief Executive Officer;

  •
  Adrian Rawcliffe, Chief Financial Officer; and

  •
  Rafael Amado, Chief Medical Officer.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)		Total ($)
James Noble(1)	2017	550,591	(2)	849,927	247,767	28,669		1,676,954
Chief Executive Officer	2016	388,395	(2)	1,411,405	97,099	20,465		1,917,364
Adrian Rawcliffe	2017	443,700		849,927	199,665	42,556	(5)	1,535,848
Chief Financial Officer	2016	435,000		674,104	117,450	34,262	(6)	1,260,816
Rafael Amado	2017	442,900		849,927	199,305	43,037	(7)	1,535,169
Chief Medical Officer	2016	430,000		674,104	116,100	20,290	(8)	1,240,494

(1)
Mr. Noble also serves as a director but receives no additional compensation for his service as a director.

(2)
Compensation paid to Mr. Noble is denominated in pounds sterling. For purposes of this table, all 2017 amounts have been converted based on the pound sterling/U.S. Dollar exchange rate in effect as of December 31, 2017 (£1/$1.35005) and all 2016 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2016 (£1/$1.233).

(3)
See Item 7—"Share based compensation", and Note 2 (r) and Note 11 "Share based compensation" to our audited consolidated financial statements, in our Form 10-K for an explanation of the assumptions used in the calculation of these amounts.

(4)
Amount represents sums paid under our annual cash bonus program.

(5)
Consists of Company payments in the amount of (i) $17,306.04 to subsidize city of Philadelphia taxes, (ii) $13,250 in matching contributions under the 401(k) plan and (iii) $12,000.00 to medical insurance on behalf of Mr. Rawcliffe.

(6)
Consists of Company payments in the amount of (i) $16,962.14 to subsidize city of Philadelphia taxes, (ii) $5,300 in matching contributions under the 401(k) plan and (iii) $12,000.00 to medical insurance on behalf of Mr. Rawcliffe.

(7)
Consists of Company payments in the amount of (i) $15,386.76 to subsidize city of Philadelphia taxes, (ii) $13,250.00 in matching contributions under the 401(k) plan and (iii) $14,400.00 to medical insurance on behalf of Dr. Amado.

(8)
Consists of Company payments in the amount of (i) $14,989.90 to subsidize city of Philadelphia taxes and (ii) $5,300 in matching contributions under the 401(k) plan.

Narrative Disclosure to Summary Compensation Table

        The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long-term, equity-based compensation awards. Our NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis and have from time to time received relocation or other expense reimbursements from us.

        Base Salary.    Our NEOs receive base salaries to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities.

        Our Remuneration Committee periodically reviews NEO base salaries in consultation with management and Willis Towers Watson, an independent compensation consultant, to determine whether any adjustments are necessary or appropriate. The following table shows the annual base salaries of our NEOs for 2017 and 2018. All annual base salary increases were effective January 1 of the given year.

Name	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)
James Noble(1)	550,591	567,109
Adrian Rawcliffe	443,700	457,011
Rafael Amado	442,900	458,402

(1)
Compensation paid to Mr. Noble is denominated in pounds sterling. For purposes of this table, 2017 and 2018 amounts for Mr. Noble in the table above have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2017 (£1/$1.35005).

        Annual Cash Bonuses.    Our NEOs have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals, and which are expressed as a percentage of base salary.

        Our Remuneration Committee generally determines annual bonuses for our NEOs, and the Board determines the annual bonus for our CEO, subject to: (i) objective criteria set forth by the Board of Directors or an authorized delegate thereof on an annual basis; and (ii) the overall performance of the Company and the Group. The initial target annual bonus with effect from January 1, 2018 for Mr. Noble is fifty-five percent (55%) of his base salary and for each of Mr. Rawcliffe and Dr. Amado is forty-five percent (45%) of his base salary.

        Equity-Based Compensation.    We have historically offered share options to our employees, including our NEOs, as the long-term incentive component of our compensation program. We typically grant options to employees as soon as practicable after they commence employment with us and may thereafter grant additional options in the discretion of our Board of Directors or Remuneration Committee. Our share options allow employees to purchase our ordinary shares at a price equal to the fair market value of our ordinary shares on the date prior to the grant date. Our share options typically vest over a four-year period, with the first 25% of the shares subject to the option vesting on the first anniversary of the grant date, subject to the holder's continued service with us. From time to time, our Board of Directors or Remuneration Committee may also construct alternate vesting schedules as it determines in its sole discretion.

        We awarded share options to our NEOs during 2017 in the following amounts and subject to vesting in accordance with our standard time-based vesting schedule described above:

Named Executive Officer	2017 Options Granted (#)
James Noble	2,072,976
Adrian Rawcliffe	2,072,976
Rafael Amado	2,072,976

        Retirement, Health, Welfare and Additional Benefits.    Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs based in the United States may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2017, we made discretionary employer matching contributions equal to 50% of the first 4% of the elective contributions made by participants in the 401(k) plan. These matching contributions are subject to a vesting schedule. In addition, we made a 3% discretionary Safe Harbor match which is fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not typically provide any perquisites or special personal benefits to our NEOs, but have from time to time reimbursed amounts associated with relocation and other expenses for our NEOs.

Outstanding Equity Awards at 2017 Fiscal Year-End

        The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2017. All options are options to purchase ordinary shares.

Name	First date some or all options are exercisable		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options(#) unexercisable(1)	Option exercise Price ($)(2)	Option expiration date
James Noble	3/31/2014	(3)	1,195,000	140,000	0.1671	03/30/2024
	3/31/2015	(4)	328,500	109,600	0.1671	03/30/2024
	12/19/2015	(5)	2,624,600	875,400	0.5308	12/19/2024
	01/18/2017	(6)	943,004	1,025,012	1.2717	01/18/2026
	01/13/2018	(9)	0	2,072,976	0.72	01/13/2027
Adrian Rawcliffe	03/16/2016	(7)	2,475,000	1,125,000	0.74	03/16/2025
	01/18/2017	(8)	450,389	489,559	1.2717	01/18/2026
	01/13/2018	(9)	0	2,072,976	0.72	01/13/2027
Rafael Amado	03/16/2016	(7)	2,475,000	1,125,000	0.74	03/16/2025
	01/18/2017	(8)	450,389	489,559	1.2717	01/18/2026
	01/13/2018	(9)	0	2,072,976	0.72	01/13/2027

(1)
Vesting of all options is subject to continued service through the applicable vesting date.

(2)
The exercise price was converted from pounds sterling to U.S. dollars based on the exchange rate for the U.S. dollar on the last trading date prior to the date of grant. The actual exercise price will be the pounds sterling amount.

(3)
This option was partially vested and the remainder vests in one installment of 140,000 ordinary shares on March 31, 2018.

(4)
This option was partially vested and the reminder vests in one installment of 109,600 ordinary shares on March 31, 2018.

(5)
This option was partially vested and the remainder will vest in monthly installments of 72,900 ordinary shares on the nineteenth of each month from January 19, 2018 through November 19, 2018, and in one installment of 73,500 ordinary shares on December 19, 2018.

(6)
This option was partially vested and the remainder will vest in monthly installments of 41,000 ordinary shares on the eighteenth of each month from January 18, 2018 through December 18, 2019, and in one installment of 41,012 ordinary shares on January 18, 2020.

(7)
This option was partially vested and the remainder will vest in monthly installments of 75,000 ordinary shares on the sixteenth of each month from January 16, 2018 through March 16, 2019.

(8)
This option was partially vested and the remainder will vest in monthly installments of 19,582 ordinary shares on the eighteenth of each month from January 18, 2018 through December 18, 2019, and in one installment of 19,591 ordinary shares on January 18, 2020.

(9)
This option partially vests as to 518,244 ordinary shares on January 13, 2018, and the remainder will vest in monthly installments of 43,187 ordinary shares on the thirteenth of each month from February 13, 2018 through January 13, 2021.

Employment Agreements

        We have entered into a service agreement with our Chief Executive Officer and employment agreements with each of our NEOs. Certain key terms of those agreements and our executive severance policy are described below.

  James Noble

        We entered into a service agreement with Mr. Noble dated March 10, 2017 that sets forth the terms and conditions under which Mr. Noble serves as our Chief Executive Officer and as a director. The employment shall continue until terminated by either party giving no less than nine months' written notice. Mr. Noble's current annual base salary, effective January 1, 2018, is £420,065, subject to review, and Mr. Noble is eligible for an annual bonus at the discretion of the Company subject to the achievement of certain performance criteria.

        In addition, we may terminate the agreement immediately by notice if Mr. Noble (i) commits a material breach under the agreement, (ii) is guilty of conduct tending to bring him or the company into disrepute, (iii) becomes bankrupt, (iv) fails to perform his duties to a satisfactory standard, (v) is disqualified from being a director by reason of any order made under the Companies Directors Disqualification Act 1986 or any other enactment, or (vi) is convicted of an offence under any statutory enactment or regulation (including the criminal offence of insider dealing under the Criminal Justice Act 1993 or any similar conviction in the United States, but excluding a motoring offence for which no custodial sentence is given).

        Mr. Noble is eligible to participate in the Company's share option schemes, Group Personal Pension Scheme and in the private health care scheme and permanent health insurance schemes which the Company or any Group Company may maintain for the benefit of its senior executives. Mr. Noble's service agreement contains non-solicitation and non-competition provisions for a twelve month period as well as confidentiality provisions.

  Adrian Rawcliffe and Rafael Amado

        The employment agreements for Mr. Rawcliffe and Dr. Amado were entered into on March 10, 2017. The agreements have no specific term and establish an at-will employment relationship. Mr. Rawcliffe's current annual base salary, effective January 1, 2018, is $457,011 and Dr. Amado's current annual base salary, effective January 1, 2017, is $458,402, subject to periodic review and adjustment by the Company, and their annual target bonus opportunities are 45% of their annual base salaries subject to the achievement of certain performance criteria.

        Mr. Rawcliffe and Dr. Amado are eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors.

        The Company may terminate either of their employment with or without cause and without notice, but Mr. Rawcliffe and Dr. Amado are required to provide at least 60 days' advance written notice to us if he is terminating his employment. In the event of a termination of his employment by the Company without cause or by Mr. Rawcliffe or Dr. Amado for good reason, any portion of his initial award of 3,600,000 share options that was granted on March 16, 2015, which is unvested as of the date of termination shall vest and immediately become exercisable on the date of termination. The agreements contain non-solicitation and non-competition provisions for a twelve month period as well as standard confidentiality provisions.

  Executive Severance Policy

        The Company's executive severance policy is applicable in relation to our NEOs. If the employment of any of our NEOs is terminated by the Company without cause, or if he resigns for good reason, then the NEO will be entitled under his employment agreement and the executive severance policy to receive a severance payment equal to his annual base salary for nine months and to payment of premiums for continuation of healthcare benefits for a period of nine months following such termination. In addition, at the sole discretion of the Board (or an authorized committee thereof), the NEO may be paid a lump sum cash amount equal to his target annual performance bonus for the year of termination, prorated based on the number of calendar days he was employed during the year. Furthermore, if the employment of any of our NEOs is terminated without cause or he resigns for good reason within 12 months following a change in control, he will be entitled to receive a severance payment equal to his annual base salary for 12 months, payment of premiums for continuation of healthcare benefits for a period of 12 months, a lump sum cash amount equal to the full target performance bonus for the year of termination, and accelerated vesting of any unvested and outstanding equity awards. In order to receive severance benefits under the employment agreement and executive severance policy, the NEO is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in his employment agreement.

Retirement Plans

  401(k) Plan

        We maintain a tax-qualified retirement plan for our U.S.-based employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. We make discretionary employer matching contributions equal to 50% of the first 4% of the elective contributions made by participants in the 401(k) plan. These company matching contributions are subject to a vesting schedule. In addition, we make a 3% discretionary Safe Harbor matching contribution, which is fully vested as of the date of the contribution. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the

Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

  U.K. Defined Contribution Plan

        In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 3% of monthly salary; there is no maximum limit to the employee contribution. The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary. All U.K. employees are eligible to participate in this plan. The method by which our U.K. employees participate is through a so-called "salary exchange" pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

Equity Compensation Plan Information

        The following table provides information on our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options $	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans	74,943,667	0.78	28,643,881
Total	74,943,667	0.78	28,643,881

        For purposes of this table, the Weighted Average Exercise Price of Outstanding Options has been converted from £0.58 based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2017 (£1/$1.35005).

        The Company grants options over ordinary shares in Adaptimmune Therapeutics plc under the following option plans: (i) the Adaptimmune Therapeutics plc Employee Share Option Scheme (adopted January 14, 2016), (ii) the Adaptimmune Therapeutics plc 2015 Share Option Scheme (adopted March 16, 2015) and (iii) the Adaptimmune Therapeutics plc Company Share Option Plan (adopted March 16, 2015). The maximum aggregate number of options which may be granted under these plans and any incentive plans adopted by the Company cannot exceed a scheme limit that equates to 8% of the initial fully diluted share capital of the Company immediately following our IPO plus an automatic annual increase of an amount equivalent to 4% of the issued share capital on each June 30 (or such lower number as the Board, or an appropriate committee of the Board, may determine). The automatic increase is effective from July 1, 2016.

        Prior to December 31, 2014, the Company granted options to purchase ordinary shares in Adaptimmune Limited under three option schemes: (i) the Adaptimmune Limited Share Option Scheme (adopted May 30, 2008), (ii) the Adaptimmune Limited 2014 Share Option Scheme (adopted April 11, 2014) and (iii) the Adaptimmune Limited Company Share Option Plan (adopted December 16, 2014). As part of the corporate reorganization in connection with our IPO, the holders of options granted under these schemes over ordinary shares of Adaptimmune Limited were granted equivalent options on substantially the same terms over ordinary shares of Adaptimmune Therapeutics plc ("Replacement Options") in exchange for the release of these options. The Company does not intend to grant any further options under these schemes. Further details of our option plans are set forth in Note 11 titled "Share based compensation" in our audited consolidated financial statements in our Form 10-K.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 13, 2018, by:

  •
  each beneficial owner of more than 5% of our ordinary shares

  •
  each of our named executive officers and directors;

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2018 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 564,859,960 ordinary shares outstanding as of April 13, 2018.

        Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Oxfordshire OX14 4RX, United Kingdom.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
New Enterprise Associates(1)	79,995,672	14.16
Matrix Capital Management Master Fund L.P(2)	73,281,066	12.97
Capital World Investors(3)	40,756,200	7.22
OrbiMed Private Investments V, L.P.(4)	30,607,858	5.42
Nicholas Cross(5)	29,042,800	5.14
Named Executive Officers and Directors
James Noble(6)	17,773,696	3.15
Rafael Amado, M.D.(7)	4,185,291	0.74
Adrian Rawcliffe(8)	3,489,291	0.62
David M. Mott(9)	80,350,311	14.22
Ali Behbahani, M.D.(10)	80,335,916	14.22
Peter Thompson, M.D.(11)	30,949,682	5.48
Elliott Sigal, M.D., Ph.D.(12)	987,438	0.17
Lawrence M. Alleva(13)	709,249	0.13
Barbara Duncan(14)	197,583	0.03
Giles Kerr(15)	126,000	0.02
Tal Zaks, Ph.D.(16)	126,000	0.02
All Executive Officers and Directors as a Group (14 persons)	149,516,556	26.47%

(1)
Consists of (i) 79,978,672 ordinary shares directly held by New Enterprise Associates 14, L.P., or NEA 14 and (ii) 17,000 ordinary shares directly held by NEA Ventures 14, L.P., or NEA Ven 14. These ordinary shares are represented by ADSs. The shares directly held by NEA 14 are indirectly held by NEA Partners 14, L.P., or NEA Partners 14, the sole general partner of NEA 14, NEA 14 GP, LTD, or NEA 14 LTD, the sole general partner of NEA Partners 14 and each of the individual Directors of NEA 14 LTD. The individual Directors, or collectively, the Directors of NEA 14 LTD, are M. James Barrett, Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, David M. Mott (a member of our Board), Scott D. Sandell, Peter W. Sonsini and Ravi Viswanathan. The shares directly held by NEA Ven 14 are indirectly held by Karen P. Welsh, the general partner of NEA Ven 14. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)
Matrix Capital Management Master Fund L.P. holds these shares in the form of ADSs. The registered office of Matrix Capital Management Master Fund L.P. is c/o Matrix Capital Management L.P., 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(3)
Capital World Investors, a division of Capital Research and Management Company (CRMC), a U.S.-based investment management company, holds these shares in the form of ADSs. The Capital Group Companies, Inc. is the parent company of CRMC. The business address for CRMC is 333 South Hope Street, Los Angeles, CA 90071.

(4)
These shares are held of record by OrbiMed Private Investments V, L.P. ("OPI V"). OrbiMed Capital GP V LLC ("GP V") is the sole general partner of OPI V. OrbiMed Advisors LLC ("OrbiMed Advisors") is the sole managing member of GP V. GP V and OrbiMed Advisors may be deemed to have beneficial ownership of the shares held by OPI V. Carl L. Gordon, Sven H. Borbo and Jonathan T. Silverstein are members of a management committee of OrbiMed Advisors and as such may be deemed to have beneficial ownership of the shares held by OPI V. Peter Thompson, one of our directors, is employed as a Private Equity Partner at OrbiMed Advisors. Each of GP V, OrbiMed Advisors, Carl L. Gordon, Sven H. Borbo, Jonathan T. Silverstein and Dr. Thompson disclaims beneficial ownership of the shares held by OPI V except to the extent of its or his pecuniary interest therein, if any. The address for these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022.

(5)
Consists of 29,042,800 ordinary shares.

(6)
Consists of (i) 9,972,600 ordinary shares; (ii) 1,200,000 ordinary shares represented by 200,000 ADSs and (ii) options to purchase 6,601,096 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

(7)
Consists of (i) 96,000 ordinary shares represented by 16,000 ADSs and (ii) options to purchase 4,089,291 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

(8)
Consists of options to purchase 3,489,291 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

(9)
Includes the shares set forth in footnote (1) above and options held by Mr. Mott to purchase 354,639 ordinary shares that are exercisable immediately. Mr. Mott is a member of the Board at NEA 14 GP, LTD, which has ultimate voting and investment power over shares held of record by New Enterprise Associates 14, Limited Partnership. He disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(10)
Includes the shares set forth in footnote (1) above and options held by Dr. Behbahani to purchase 340,244 ordinary shares that are exercisable immediately. Dr. Behbahani is a partner of New Enterprise Associates, Inc., which has ultimate voting and investment power over shares held of record by New Enterprise Associates 14, Limited Partnership.

(11)
Includes the shares set forth in footnote (4) above and options held by Dr. Thompson to purchase 341,824 ordinary shares that are exercisable immediately. Dr. Thompson is an employee of Orbimed Advisors LLC, which has ultimate voting and investment power over shares held of record by Orbimed Private Investments V, L.P.

(12)
Includes shares held by Sigal Family Investments, LLC, and options held by Dr. Sigal to purchase 620,400 ordinary shares that are or will be exercisable within 60 days of April 13, 2018. Dr. Sigal is a manager of Sigal Family Investments, LLC. Dr. Sigal may be deemed to have voting and investment power over the shares held by Sigal Family Investments, LLC. Dr. Sigal disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Also included in the ordinary shares beneficially owned are 52,938 ordinary shares represented by 8,823 ADSs that Dr. Sigal purchased during the IPO.

(13)
Consists of options held by Mr. Alleva to purchase 638,665 ordinary shares that are or will be exercisable within 60 days of April 13, 2018 and 70,584 ordinary shares represented by 11,764 ADSs that Mr. Alleva purchased during the IPO.

(14)
Consists of options to purchase 197,583 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

(15)
Consists of options to purchase 126,000 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

(16)
Consists of options to purchase 126,000 ordinary shares that are or will be exercisable within 60 days of April 13, 2018.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 directors and officers complied with all of their applicable Section 16(a) filing requirements.

 TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Party Transactions

Related Person Transactions Policy

        We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:

  •
  the related person's relationship to us and interest in the transaction;

  •
  the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to assess such interests;

  •
  the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;

  •
  the benefits to us of the proposed transaction;

  •
  an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

  •
  management's recommendation with respect to the proposed related-person transaction.

        The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith. If Audit Committee review and approval would be inappropriate, the relevant related party transaction will be referred to another independent body of our Board for review, consideration, approval or ratification.

Certain Related Person Transactions

        The following is a description of transactions since January 1, 2017 through the date of this proxy statement in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom we refer to as a "related person," had a direct or indirect material interest. We refer to these as "related person transactions." The information below excludes compensation arrangements with directors and executive officers, which are described above elsewhere in this proxy statement under "Director Remuneration" and "Executive Compensation."

        The Company has historically entered into several agreements with Immunocore Limited ("Immunocore"). During the year ended December 31, 2017, Immunocore has invoiced the Company in respect of: (i) services provided under a target collaboration agreement (which terminated on March 1, 2017); (ii) costs relating to prosecution of jointly owned patents; and (iii) property rents (effective until June 1, 2017).

        During the year ended December 31, 2017, all of the Company's U.K-based research and development and corporate staff moved into the Company's new building at Milton Park, Oxfordshire, which comprises laboratory and office space. Consequently, the Company's lease from Immunocore of premises formerly used for research and development terminated on June 1, 2017 and the Company received $550,000 in relation to leasehold improvements, as provided for under the lease. The lease of the Company's former corporate office premises was assigned to Immunocore effective from July 1, 2017 in a transaction on arms-length terms.

        As of the closing of the Company's registered direct offering of its American Depositary Shares on April 10, 2017, Immunocore held less than 5% of the Company's shares. Due to several factors including the decrease in share ownership, the termination of the target collaboration agreement and our lack of common directors, the Company no longer considers Immunocore to be a related party with effect from January 1, 2018.

Investors Rights Agreement

        We are party to an investors rights agreement entered into on February 23, 2015, with certain of our shareholders, including New Enterprise Associates 14, L.P., NEA Ventures 2014, L.P., OrbiMed Private Investments V, L.P. and Sigal Family Investments, LLC pursuant to which certain of our shareholders, including certain holders with beneficial ownership of five percent or more of our ordinary shares and entities affiliated with certain of our directors, have the right to demand that we file a registration statement for their ordinary shares or request that their ordinary shares be covered by a registration statement that we are otherwise filing.

AUDIT COMMITTEE REPORT

Review of the Company's Audited Financial Statements for the Year ended December 31, 2017

        Our Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2017. Our Audit Committee has also discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        Our Audit Committee has also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and our Audit Committee has discussed with KPMG LLP its independence from management and the Company.

        Based on our Audit Committee's review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee of the Board of Directors Lawrence M. Alleva, Chairman Barbara Duncan Giles Kerr

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The Audit Committee approves KPMG LLP's and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting.

        The table below sets forth the fees paid to KPMG LLP over the past two years in connection with its work for us, including our subsidiary, Adaptimmune LLC. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        Fees billed by KPMG LLP in 2016 and 2017 were as follows:

Fees	December 31, 2016 ($)	December 31, 2017 ($)
Audit Fees(1)	360,000	193,000
Audit-related Fees(2)	352,000	110,000
Tax Fees(3)	—	—
All Other Fees(4)	—	6,000
Total	712,000	309,000

(1)
Audit Fees consist of fees billed for the audit of our annual consolidated financial statements. Included in the 2016 fees are fees billed for additional audit work related to our transition to use of U.S domestic issuer forms.

(2)
Audit-related Fees consist of fees billed for the review of our interim consolidated financial statements and related services that are normally provided in connection with registration statements. Included in the 2016 fees are fees billed in connection with our S-3 filing.

(3)
Tax Fees consist of fees for professional services, including tax consulting and compliance. There were no such fees incurred in 2017 or 2016.

(4)
All Other Fees incurred were $6,000 in 2017 and we did not incur any such fees in 2016.

 DELIVERY OF PROXY MATERIALS

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holders and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Margaret Henry, Company Secretary, Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom or by telephone at +(44) 1235 430036. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY OR TO SUBMIT
YOUR PROXY ONLINE.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

 ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Adaptimmune Therapeutics plc for the year ended December 31, 2017

        Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the year ended December 31, 2017. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company's U.K. statutory annual accounts and reports for the year ended December 31, 2017, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. A copy of our U.K. statutory directors' remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor's report on our U.K. accounts will be sent separately to you no less than 21 days prior to the Meeting. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders' Rights to Call a General Meeting

        Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2019 Annual General Meeting

        In order to be considered for inclusion in our proxy statement for our 2019 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 27, 2018. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

        Shareholder proposals submitted for consideration at our 2019 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2019 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 45 days before the anniversary of the date of the Meeting, or May 4, 2019. However, if the date of the 2019 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2019 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2019 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

        Under section 338 of the U.K. Companies Act (2006), shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company

Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Questions?

        If you have any questions or need more information about the Meeting please write to us at:

    Margaret Henry
    Company Secretary
    Adaptimmune Therapeutics plc
    60 Jubilee Avenue
    Milton Park
    Abingdon
    Oxfordshire OX14 4RX
    United Kingdom

ANNEX A TO PROXY STATEMENT

Directors' Remuneration Report

  Remuneration Committee Chairman's Statement

        On behalf of the Board of Directors of Adaptimmune Therapeutics plc, I am pleased to present the Directors' Remuneration Report for the year ended 31 December 2017. Shareholders will be invited to approve the Report on Remuneration (which will be a non-binding advisory vote) and the Remuneration Policy (which will be a binding vote) at the Annual General Meeting of shareholders to be held on 20 June 2018. Together, these items comprise the Directors' Remuneration Report.

  Period Covered by the Directors' Remuneration Report

        The Directors' Remuneration Report that follows is for the full year period from 1 January 2017 to 31 December 2017 except where otherwise stated.

  The Remuneration Committee

        The Committee is responsible for reviewing and establishing our executive remuneration policy and philosophy, including making recommendations regarding the remuneration of our Chief Executive Officer ("CEO") to the Board for its approval, and determining and approving the remuneration of other senior executive officers. While the Board sets the remuneration of our CEO, who is our sole Executive Director, the Committee makes recommendations on such matters to the Board.

  Philosophy

        We seek to attract and retain outstanding employees who have the potential to support the growth of the Group and to attract and retain Non-Executive Directors who can substantially contribute to our success as an innovative, clinical-stage biopharmaceutical company. As the Group has operations in the United Kingdom and the United States, our senior executives and our Non-Executive Directors live and work in the U.K. and the U.S., and we are listed on a U.S. stock exchange, we assess the competitiveness of our policies against both U.K. and U.S. benchmarks and practices, with an increasing focus on U.S. benchmarks and practices.

  Business Strategy during 2017

        Our primary goal in 2017 was to progress the development of the Group including:

  •
  continuing to advance our clinical trials for our AFP, MAGE-A10 and MAGE-A4 SPEAR T-cells, as well as of our clinical studies with our NY-ESO SPEAR T-cell beyond the setting of synovial sarcoma where preliminary evidence of efficacy and safety is established;

  •
  continuing to use our SPEAR T-cell platform to generate SPEAR T-cells for cancers where existing therapeutic approaches are limited;

  •
  continuing to understand, further enhance and improve the effectiveness and persistence of our SPEAR T-cell therapies; and

  •
  the continued optimisation and expansion of our process development and manufacturing capabilities to maintain our leadership position in the TCR space and the continued expansion of our intellectual property portfolio.

  Activities and major decisions

        The Committee's activities during the year included a benchmarking review of executive compensation, which was undertaken to ensure that remuneration for the senior executive team remains competitive for the purposes of retention and engagement. The Committee engaged Willis Towers Watson as independent advisors to benchmark executive compensation against a selected peer group consisting largely of comparable U.S.-listed biopharmaceutical companies, with some U.K.-listed biopharmaceutical companies, and to provide recommendations for base salaries, equity based awards and the structure of bonus incentive awards for 2018.

        As a result of this benchmarking exercise, our CEO and senior executive officers received increased base salaries at levels that remain compliant with the last approved Directors' Remuneration Policy and are aligned with the 50th percentile of peer group comparator data. For our CEO, this resulted in a base salary of £420,065 effective from 1 January 2018.

        In December 2017 the Committee also considered the extent of achievement of 2017 calendar year objectives by the executive team and determined the level of bonus incentive awards payable in respect of the 2017 calendar year. The awards made to our CEO and senior executive officers recognised that most of our corporate objectives for 2017 were achieved, with our CEO receiving a bonus award at 90% of the target amount.

        At the same time, the Committee approved the objectives to be achieved by the executive team during 2018. These are considered to be commercially sensitive and will not be disclosed in detail, but are designed to support achievement of our strategic objective to be a world leader in discovering, developing and commercializing TCR-based T-cell therapies that transform the clinical outcomes of patients with cancer and our ambition to be a fully integrated cell therapy company and to have the first TCR T-cell approved for a solid tumour indication.

        The 2018 objectives are linked to our business goals, which include the continuation of some 2017 goals, with the addition of a key objective for 2018:

  •
  the advancement of our clinical trials for our MAGE-A10, MAGE-A4 and AFP SPEAR T-cells. A key objective is to advance these wholly owned SPEAR T-cells further during 2018 with the aim of providing initial tolerability and response data for at least one wholly owned SPEAR T-cell during 2018;

  •
  continuing to use our SPEAR T-cell platform to generate SPEAR T-cells for cancers where existing therapeutic approaches are limited;

  •
  continuing to understand, further enhance and improve the effectiveness and persistence of our SPEAR T-cell therapies;

  •
  the optimisation and expansion of our process development and manufacturing capabilities to maintain our leadership position in the TCR space; and

  •
  the continued expansion of our intellectual property portfolio.

        Generally, the remuneration arrangements adopted in 2018 recognise the greater demands placed on our CEO and senior executive team to deliver on our strategy and create value for our shareholders.

        Finally, under the last approved Directors' Remuneration Policy, the Board has discretion to pay Non-Executive Directors in the form of a mixture of cash and equity. The remuneration arrangements for Non-Executive Directors during 2017 comprised an award of a fixed number of share options, plus an additional number of share options or cash payment at the Director's election. The option awards and cash payments were made at competitive levels aligned with the 50th percentile of peer group data from comparable companies provided in a benchmarking survey undertaken by Radford consultants in 2016.

Directors' Remuneration Policy

        The current Directors' Remuneration Policy was approved by shareholders at the 2015 Annual General Meeting. The new Directors' Remuneration Policy, in Part II of the Directors' Remuneration Report, will (subject to shareholder approval) be adopted from the date of the 2018 Annual General Meeting.

/s/ DAVID M. MOTT David M Mott Director and Chairman of the Remuneration Committee
14 March 2018

PART I—REPORT ON REMUNERATION

The information provided in this part of the Directors' Remuneration Report is subject to audit.

        The Remuneration Committee presents the Report on Remuneration for the year ended 31 December 2017, which will be put to shareholders for a non-binding vote at the Annual General Meeting to be held on 20 June 2018.

Single Total Figure of Remuneration for each Director

        The following table shows the remuneration received by the Directors for the year ended 31 December 2017. For reference only, the table also shows the remuneration received by the Directors for the year ended 31 December 2016, which information was included in the Company's annual report and financial statements for the year ended 31 December 2016 and approved by shareholders at the Annual General Meeting held on 21 June 2017.

        In respect of Dr Jonathan Knowles and Mr Ian Laing, the table shows the remuneration received for the year ended 31 December 2016 only, as Dr Knowles and Mr Laing retired from the Board on 31 December 2016.

	For the year ended 31 December 2017:										For the year ended 31 December 2016:
	Fixed Pay(1)				Variable Pay(1)						Fixed Pay(1)				Variable Pay(1)
Name of Director	Salary and fees £		Taxable benefits £		Annual bonus £		Pension allowance £		Equity- Based Awards(6) £	Total £	Salary and fees £		Taxable benefits £		Annual bonus £		Pension allowance £		Equity- Based Awards(6) £	Total £
Executive
James Noble (CEO)	407,830	(2)	844	(3)	183,524	(4)	20,392	(5)	—	612,590	315,000	(2)	848	(3)	78,750	(4)	15,750	(5)	—	410,348
Non-executives
David Mott (Chairman)	—		—		—		—		—	—	—		—		—		—		—	—
Lawrence Alleva	—		—		—		—		—	—	—		—		—		—		—	—
Ali Behbahani	—		—		—		—		—	—	—		—		—		—		—	—
Barbara Duncan	—		—		—		—		—	—	—		—		—		—		—	—
Giles Kerr	37,648		—		—		—		—	37,648	5,812		—		—		—		—	5,812
Jonathan Knowles	—		—		—		—		—	—	—		—		—		—		—	—
Ian Laing	—		—		—		—		—	—	13,957		—		—		—		—	13,957
Elliott Sigal	—		—		—		—		—	—	—		—		—		—		—	—
Peter Thompson	—		—		—		—		—	—	—		—		—		—		—	—
Tal Zaks	33,493		—		—		—		—	33,493	4,231		—		—		—		—	4,231

Notes to table of Single Total Figure of Remuneration for each Director

(1)
The majority of the remuneration was set and paid in pounds sterling (£). For the purpose of this table, the fees paid in U.S. dollars to Dr Tal Zaks for the year ended 31 December 2017 have been translated into pounds sterling based on the U.S. dollar/pound sterling exchange rate at 31 December 2017 ($1.35005 to £1). For the year ended 31 December 2016, the fees have been translated into pounds sterling based on the U.S. dollar/pound sterling exchange rate at 31 December 2016 ($1.233 to £1).

(2)
The base salary levels of our CEO and all other employees of the Group are reviewed and, to the extent deemed necessary, adjusted to be effective from 1 January in each year.

(3)
Taxable benefits comprise medical and life insurance. Generally, Mr Noble participates in the same benefits as we offer to all our employees in the United Kingdom where Mr Noble resides.

(4)
The annual bonus amount for each of the year ended 31 December 2017 and the year ended 31 December 2016 represents the total bonus payment that related to performance in each of 2017 and 2016.

(5)
The pension allowance for each of the year ended 31 December 2017 and the year ended 31 December 2016 represents an amount equating to 5% of the base salary for each of 2017 and 2016.

(6)
There were no performance obligations linked to the equity-based awards. In each of the year ended 31 December 2017 and the year ended 31 December 2016, the value of equity-based awards included in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price, which is nil because the exercise price was based on the market value of the underlying shares at the date of grant.

Annual Bonus

        The annual bonus for the year ended 31 December 2017 shown in the table above for Mr Noble, our CEO, was based on the achievement of objectives primarily linked to our business strategies and which included: the continued advancement of our clinical trials for our AFP, MAGE-A10 and MAGE-A4 SPEAR T-cells, and as well as of our clinical studies with our NY-ESO SPEAR T-cell beyond the setting of synovial sarcoma where preliminary evidence of efficacy and safety is established; continuing to use our SPEAR T-cell platform to generate SPEAR T-cells for cancers where existing therapeutic approaches are limited; continuing to understand, further enhance and improve the effectiveness and persistence of our SPEAR T-cell therapies; and the continued optimization and expansion of our process development and manufacturing capabilities to maintain our leadership position in the TCR space and the continued expansion of our intellectual property portfolio.

        The Board has considered whether it would be in the best interests of the Company and its shareholders to disclose the precise targets agreed for the performance measures in 2017. An additional consideration is that most of our competitors are based in the U.S. where market practice is not to disclose precise annual bonus targets for biotechnology companies at the pre-commercialization stage. As the specific objectives for a single year are based on the Group's long-term strategies, the Board has concluded that disclosing such targets would necessarily involve divulging competitively sensitive information that we believe would be detrimental to our commercial performance going forward and, therefore, we are providing the categories of objectives, rather than the precise targets.

Statement of Directors' Shareholdings and Share Interests

        The table below shows, for each Director, the total number of shares owned, the total number of share options held and the number of share options vested as at 31 December 2017. No Director exercised any share options during the year ended 31 December 2017. The table only reflects shares held individually by each Director, or a family investment vehicle, and does not include shares held by any investment fund with which the Director is affiliated.

Name of Director	Shares owned		Total share options	Vested share options(1)	Options exercised during year ended 31 December 2017
Executive Director
James Noble (CEO)	11,172,600	(2)	9,314,092	5,091,104	—
Non-Executive Directors
David Mott (Chairman)	—		657,200	354,639	—
Lawrence Alleva	70,584	(3)	990,628	584,555	—
Ali Behbahani	—		561,032	340,244	—
Barbara Duncan	—		561,541	145,588	—
Giles Kerr	—		432,000	81,000	—
Elliott Sigal	367,038	(4)	949,427	566,290	—
Peter Thompson	—		565,603	341,824	—
Tal Zaks	—		432,000	81,000	—

(1)
All share options that were outstanding as at 31 December 2017 use time-based vesting and are not subject to performance targets other than continued service until the date of vesting.

(2)
Includes 1,200,000 Ordinary shares represented by 200,000 ADSs that Mr Noble purchased in October 2015.

(3)
Consists of 70,584 Ordinary shares represented by 11,764 ADSs that Mr Alleva purchased during the IPO.

(4)
Includes 254,100 Ordinary shares held by Sigal Family Investments LLC, as well as 52,938 Ordinary shares represented by 8,823 ADSs that Dr Sigal purchased during the IPO and 60,000 Ordinary shares represented by 10,000 ADSs purchased by Sigal Family Investments LLC in May 2016.

Policy on Shareholding Requirements

        We do not currently have a policy requiring our Directors to hold a certain number or value of our shares. However, we encourage our Executive Director and senior executive officers to have a shareholding in the Company.

Directors' Equity-based Awards Held at 31 December 2017

        The table below presents the interests of the Directors in options to acquire our Ordinary shares with a nominal value of £0.001 per share as at 31 December 2017. 3,801,381 options were granted to Directors during the year ended 31 December 2017. None of our Directors exercised any options during the year ended 31 December 2017.

Name of Director	Options Held	Grant date	Start date for vesting	Exercise price	First date of exercise of some or all options(1)	Date of expiry
Executive Director
James Noble (CEO)(2)	1,335,000	20/03/15	31/03/14	£0.1120	31/03/14	30/03/24
	438,100	20/03/15	31/03/14	£0.1120	31/03/15	30/03/24
	3,500,000	20/03/15	19/12/14	£0.3557	19/12/15	19/12/24
	1,968,016	18/01/16	18/01/16	£0.89	18/01/17	18/01/26
	2,072,976	13/01/17	13/01/17	£0.59	13/01/18	13/01/27

Total	9,314,092

Non-Executive Directors
David Mott (Chairman)	163,229	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	191,410	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	302,561	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	657,200

Lawrence Alleva(3)	519,481	16/03/15	16/03/16	£0.50	16/03/16	16/03/25
	30,745	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	196,678	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	243,724	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	990,628

Ali Behbahani	155,682	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	184,562	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	220,788	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	561,032

Barbara Duncan(4)	332,776	23/06/16	23/06/16	£1.01	23/06/17	23/06/26
	228,765	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	561,541

Giles Kerr(4)	288,000	29/11/16	29/11/16	£0.65	29/11/17	29/11/26
	144,000	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	432,000

Elliott Sigal(3)	519,481	16/03/15	16/03/16	£0.50	16/03/16	16/03/25
	24,596	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	184,562	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	220,788	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	949,427

Peter Thompson	155,682	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	186,142	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	223,779	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	565,603

Tal Zaks(4)	288,000	29/11/16	29/11/16	£0.65	29/11/17	29/11/26
	144,000	03/07/17	03/07/17	£0.58	03/07/18	03/07/27

Total	432,000

Notes to table of Directors' Equity-based Awards Held at 31 December 2017

(1)
All share options awarded to Directors that were outstanding as at 31 December 2017 use time-based vesting and are not subject to performance targets other than continued service until the date of vesting.

(2)
All options granted to James Noble on 20 March 2015 were granted as replacement options in exchange for options formerly held over Ordinary shares of Adaptimmune Limited. Generally, these replacement options vest and become exercisable as follows: 25% on the first anniversary of the grant date of the original options and 75% in monthly instalments over the following three years.

(3)
519,481 options granted to Lawrence Alleva and 519,481 options granted to Dr Elliott Sigal vest and become exercisable as follows: 25% on the first anniversary of the grant date and 75% in monthly instalments over the following three years. All options granted to Non-Executive Directors on 11 May 2015 vested and became exercisable on 11 May 2015. All options granted to Non-Executive Directors on 11 August 2016 vested and became exercisable on 11 August 2017. All options granted to Non-Executive Directors on 3 July 2017 vest and become exercisable on 3 July 2018.

(4)
332,776 options granted to Barbara Duncan, 288,000 options granted to Giles Kerr and 288,000 options granted to Tal Zaks were awarded on appointment as new Directors, and vest and become exercisable as follows: 25% on the first anniversary of the grant date and 75% in monthly instalments over the following two years.

        The closing market price of our ADSs on 29 December 2017 was $6.68. One ADS represents six Ordinary shares.

Payments Made to Past Directors

        During the year ended 31 December 2017, we made no payments to former Directors of the Company.

Payments for Loss of Office

        During the year ended 31 December 2017, we made no payments with respect to a Director's loss of office.

Illustration of Total Shareholder Return

The information provided in this part of the Directors' Remuneration Report is not subject to audit.

        The following graph compares the cumulative total shareholder return on our ADSs, each representing six Ordinary shares, with that of the Nasdaq Biotech Index and the Nasdaq Composite Index for the period that our shares were publicly traded. We selected the Nasdaq Biotech Index because our ADSs trade on The NASDAQ Global Select Market and we believe this indicates our relative performance against a group consisting of more similarly situated companies.

Chief Executive Officer Total Remuneration History

        The table below sets out total remuneration details for the Chief Executive Officer.

Period	Single total figure of remuneration £(1)	Annual bonus payout against maximum opportunity(2)	Long term incentive vesting rates against maximum opportunity(3)
Year ended 31 December 2017:	612,590	45%	100%
Year ended 31 December 2016:	410,348	25%	100%

(1)
The Single total figure of remuneration for the year ended 31 December 2017 includes the annual bonus payment for performance in the year ended 31 December 2017. The Single total figure of remuneration for the year ended 31 December 2016 includes the annual bonus payment for performance in the year ended 31 December 2016.

(2)
The bonus payout percentage amount for the year ended 31 December 2017 relates to the total annual bonus payment for performance in the year ended 31 December 2017. The bonus payout percentage amount for the year ended 31 December 2016 relates to the total annual bonus payment for performance in the year ended 31 December 2016. In both years, the maximum opportunity was an annual bonus payment of up to 100% of salary, which was in line with the last approved Directors' Remuneration Policy.

(3)
The amount shown represents the percentage of the options that actually vested during the period expressed as a percentage of the maximum number of options that could have vested during the period. There were no performance obligations linked to these equity-based awards, other than service obligations, and therefore, all options that could have vested during the period have actually vested.

Chief Executive Officer's Remuneration Compared to Other Employees

        The Chief Executive Officer's average fixed salary of £407,830 for the year ended 31 December 2017 was 6.0 times the value of the average fixed salary of the Group's employees for such period. His average fixed salary of £315,000 for the year ended 31 December 2016 was 4.9 times the value of the average fixed salary of the Group's employees for that period.

        The following table shows the percentage change in remuneration of the Chief Executive Officer and the average increase per employee between the year ended 31 December 2017 and the year ended 31 December 2016.

Percentage change in remuneration in the year ended 31 December 2017 compared with remuneration in the year ended 31 December 2016
	CEO	Average change per employee
Base salary	29%	3.8%	(1)
Annual bonus	133%	19%
Taxable benefits	0%	1%	(2)

(1)
The average change in base salary per employee is calculated in relation to an average number of 330 FTE employees for the year ended 31 December 2017 (compared to an average of 266 FTE employees for the year ended 31 December 2016).

(2)
Taxable benefits for the CEO and for employees comprise small amounts and, therefore, any change generates a significant percentage decrease or increase. For the year ended 31 December 2017, the CEO's taxable benefits totalled £844 (2016: £848)—for more details, please refer to the table for 'Single Total Figure of Remuneration for each Director' earlier in this report.

Relative Importance of Spend on Pay

        The following table sets forth the total amounts spent by the Company and its direct and indirect subsidiaries on remuneration for the year ended 31 December 2017 and the year ended 31 December 2016. Given that the Group remains in the early phases of its business life cycle, the comparator chosen to reflect the relative importance of the Group's spend on pay is the Group's research and development expenses as shown in its consolidated income statement on page 55 of its Annual Report and Financial Statements for the year ended 31 December 2017.

Period:	Year ended 31 December 2017	Year ended 31 December 2016
Total spend on remuneration(1):	$47,358,000	$38,513,000
Research and development expenses:	$96,381,000	$68,514,000

(1)
The total spend on remuneration includes the value of equity-based awards as recognised in the financial statements in accordance with International Financial Reporting Standard 2 "Share-Based Payments".

Executive Director Remuneration for the year ending 31 December 2018

Salary

        In 2017, the Committee engaged Willis Towers Watson as independent advisors to benchmark executive compensation, to ensure that it remains competitive for the purposes of retention and engagement. Willis Towers Watson benchmarked executive compensation against a selected peer group consisting largely of comparable U.S.-listed biopharmaceutical companies, with some U.K.-listed biopharmaceutical companies, and to provide recommendations for base salaries, equity based awards and the structure of bonus incentive awards for 2018.

        As a result of this benchmarking exercise, our CEO and senior executive officers received increased base salaries at levels that remain compliant with the last approved Directors' Remuneration Policy and are aligned with the 50th percentile of peer group comparator data. For our CEO, this resulted in a base salary of £420,065 effective from 1 January 2018.

Annual bonus

        For the year ending 31 December 2018, the CEO is eligible for a target bonus award of 55% of his base salary of £420,065 (that is, £231,036), subject to the achievement of objectives. These are linked to our business strategies, which include: the advancement of our clinical trials for our MAGE-A10, MAGE-A4 and AFP SPEAR T-cells. A key objective is to advance these wholly owned SPEAR T-cells further during 2018 with the aim of providing initial tolerability and response data for at least one wholly owned SPEAR T-cell during 2018; continuing to use our SPEAR T-cell platform to generate SPEAR T-cells for cancers where existing therapeutic approaches are limited; continuing to understand, further enhance and improve the effectiveness and persistence of our SPEAR T-cell therapies; the optimisation and expansion of our process development and manufacturing capabilities to maintain our leadership position in the TCR space; and the continued expansion of our intellectual property portfolio.

        It is anticipated that the Board will meet in the first quarter of 2019 to assess the performance of the CEO for the year ended 31 December 2018 against the objectives.

        The Board has considered whether it would be in the best interests of the Company and its shareholders to disclose the precise targets agreed for the performance measures in 2018. An additional consideration is that most of our competitors are based in the U.S. where market practice is not to disclose precise annual bonus targets for biotechnology companies at the pre-commercialization stage. As the specific objectives for a single year are based on the Group's long-term strategies, the Board has concluded that disclosing such targets would necessarily involve divulging competitively sensitive information that we believe would be detrimental to our commercial performance going forward and, therefore, we are providing the categories of objectives, rather than the precise targets.

Long-term incentives

        During January 2018, awards of share options were made to our CEO and other Senior Executive Officers. These awards were within the guidelines provided by Willis Towers Watson, following their benchmarking assessment of equity awards made to executive teams in a peer group of comparable U.S and U.K listed biopharmaceutical companies, with a priority focus on U.S. companies, and were also within the principles of the last approved Directors' Remuneration Policy. These awards were disclosed on Form 4s submitted to the Securities and Exchange Commission on 17 January 2018.

The Remuneration Committee

        The Remuneration Committee is comprised of Mr Mott (Chairman), Dr Thompson and Dr Zaks. All members have continued to serve until the date of this Report on Remuneration. The charter of the Committee is set forth on our website at http://www.adaptimmune.com

Advice Provided to the Remuneration Committee

        The Committee retained Willis Towers Watson to provide independent advice and consultation with respect to remuneration arrangements for the CEO (being our sole Executive Director) and senior management. Willis Towers Watson is a global remuneration consultant with a well-established reputation for the design and implementation of remuneration programmes, including the design and implementation of equity-based incentive programmes. The Committee also sourced certain market research data reports from Radford remuneration consultants. In the year ended 31 December 2017, the amounts paid to Willis Towers Watson totalled $109,605 and the amounts paid to Radford totalled $5,625.

        In addition to Willis Towers Watson and Radford, the Committee solicited and received input from the CEO concerning the remuneration of senior executives other than himself. The CEO provided recommendations with respect to annual cash bonuses to be paid to these persons for service in the year ending 31 December 2017 and base salaries effective from 1 January 2018 and with respect to equity-based awards made to these persons in January 2018. Finally, the CEO also provided input to the Committee regarding the implementation of equity-based remuneration as an element of all other employees' remuneration.

Statement of Voting Results

        Voting at our shareholder meetings has generally been conducted by show of hands by shareholders who are in attendance at the meeting. At the Annual General Meeting held on 21 June 2017, all of the resolutions set out in the Notice of the Annual General Meeting sent to shareholders were duly proposed and passed by unanimous approval, including the resolution proposing the approval of the Directors' Remuneration Report for the year ended 31 December 2016. No votes were withheld.

        Details of the proxy votes received in relation to the resolution proposing the approval of the Directors' Remuneration Report for the year ended 31 December 2016 were as follows:

Resolution	Votes For	% of Total	Votes Against	% of Total	Votes Withheld	% of Total
To approve the Directors' Remuneration Report	458,824,642	99.96	162,498	0.04	23,070	0.01

Statement of Implementation of Remuneration Policy in the Year ended 31 December 2017

        The Directors' Remuneration Policy, as approved at the Annual General Meeting of shareholders held on 17 December 2015, was followed in relation to compensation paid to directors in 2017. That remuneration policy remains effective for a maximum of three years, until 16 December 2018, or until a revised policy is approved by shareholders. The last approved remuneration policy can be found in the Annual Report and Financial Statements of the Company for the year ended 30 June 2015, which is available in the Investors section of our website: http://www.adaptimmune.com

        The new Directors' Remuneration Policy will be put to shareholders as a binding vote at the Annual General Meeting to be held on 20 June 2018.

PART II—DIRECTORS' REMUNERATION POLICY

The information provided in this part of the Directors' Remuneration Report is not subject to audit.

        The Remuneration Committee presents the Directors' Remuneration Policy, which will be put to shareholders as a binding vote at the Annual General Meeting to be held on 20 June 2018. This policy will then be effective from the date of the Annual General Meeting for a maximum of three years, or until a revised policy is approved by shareholders.

        There will continue to be an advisory vote on the Directors' Remuneration Report presented at the Annual General Meeting on an annual basis.

        For the avoidance of doubt, in approving the Directors' remuneration policy, authority is given to the Company to honour any commitments entered into with current or former Directors (such as the payment of a pension or the vesting and/or exercise of past share option awards). Details of any payments to former Directors will be set out in the annual Directors' Report on Remuneration as they arise.

Future Policy Tables

        The policy tables set out below describe the Company's proposed future remuneration policy for Directors and seek to explain how each element of the Directors' remuneration packages will operate.

Summary of remuneration policy—Executive Directors

        As Adaptimmune Therapeutics plc is a U.K. incorporated company listed on NASDAQ, the Group has operations in the U.K. and the U.S., our senior executives and our Non-Executive Directors live and work in the U.K. and the U.S., the Committee considers it appropriate to examine and be informed by compensation practices in both the U.K. and U.S., particularly in the matter of equity-based incentives, with an increasing focus on U.S. benchmarks and practices. The Committee considers that the current Directors' Remuneration Policy continues to be appropriate and fit for purpose, but the Committee is committed to reviewing the remuneration policy on an ongoing basis in order to ensure that it remains effective and competitive. Minor amendments have been made to the text of our last approved Directors' Remuneration Policy, in order to add clarity for investors, but no material amendments have been made.

        The Directors' Remuneration Policy is used to determine the remuneration for our CEO, our sole Executive Director, as well as for our other senior executives, and would also apply to other Executive Directors and senior executives that we appointed.

        The table set out below presents the elements of remuneration for the Executive Director(s) and Senior Executives, which comprise: base salary, pension or pension allowance payment, benefits (currently, access to death-in-service life insurance, family private medical cover and ill-health income protection), annual bonus and long term equity incentives (currently, share option awards).

        The remuneration of our CEO is determined by the Board after having considered recommendations from the Committee. The remuneration of other senior executives in the Company,

excluding our CEO, (the "Senior Executives") is determined by the Committee. For ease of reference, the following table generally refers throughout to remuneration being determined by the Committee.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Base salary	Rewards skills and experience and provides the basis for a competitive remuneration package.	Salaries will be reviewed annually by reference to: (i) market practice and market data on which the Committee receives independent advice; (ii) the individuals' experience and scope of the role; (iii) broader employee increases and (iv) rates of inflation.

Salaries will be benchmarked against comparable roles in a selected peer group of US- and European-listed biopharmaceutical companies with similar market capitalisations and/or scale of operational complexity.

We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required.

The Committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role.

Salaries will not generally exceed the 75th percentile of peer group comparator data for the relevant role unless there is a clear business rationale to do so.

The Committee will reference alternative data for roles not widely represented in the core peer group.

The Committee retains discretion to adjust the Executive Directors' base salaries to ensure that we can attract and retain the necessary talent to effectively compete in the global marketplace.

Not applicable.
Pension	Enables Executive Directors to build long-term retirement savings.
		Company contribution to a personal pension scheme or a pension allowance payment, at the election of the Executive Director. Levels will be reviewed annually and the Committee may decide to increase future contribution levels should the review indicate such a change is appropriate.	5% of basic salary.	Not applicable.
Benefits	Protects against risks and provides other benefits in line with market practice.
Benefits currently include death-in-service life insurance, family private medical cover and ill-health income protection. The Committee will review benefits offered from time to time and retains the discretion to add or substitute benefits to ensure they remain market competitive.

In the event that the Group requires an Executive Director to relocate, we would offer appropriate relocation assistance.

			Not applicable.	Not applicable.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Annual Bonus

Rewards achievement of the near-term business objectives set at the start of each calendar year and reflects individual and team performance of the Executive Director and other Senior Executives in achieving those objectives, and progress towards achieving our strategic goals.

Objectives are set at the start of each calendar year.

The choice of annual performance objectives will reflect the Committee's assessment of the key milestones/metrics required to be achieved within the calendar year in order to make progress towards achieving our strategic goals.

The target annual cash bonus for our Executive Directors will be established as a percentage of base salary.

The annual bonus is payable in cash after award.

When business opportunities or challenges change substantially during the course of the year, the Committee may adjust objectives to meet the changed circumstances and correspondingly realign potential rewards.

Awards will normally be limited to a maximum of 100% of basic salary.

In exceptional periods, considered to be those years in which achievements lead to a transformational effect on the future prospects or the valuation of the business, the annual maximum may increase to up to 150% of basic salary.

Judgement as to whether achievements in a calendar year are considered to be exceptional is at the discretion of the Committee.

The Committee retains the ability to set performance objectives annually.

These objectives can be group-based and /or individual, financial and/ or non-financial, and are likely to include milestones linked to:

•

successful execution of key elements of pipeline development programmes;

•

progress with clinical trials programmes;

•

key regulatory steps (IND grants, regulatory approvals);

•

progress with business development activities;

•

the Group's financial position and equity liquidity and valuation.

A number of these objectives are considered to be commercially sensitive and are therefore not disclosed here in detail.

Long term equity incentives
Motivates and rewards multi-year performance, encouraging achievement of strategy over the medium to long term.

Aligns the interests of our Executive Directors and Senior Executives with those of our shareholders.

Encourages retention as entitlement to full benefits arising from equity-based awards only accrues over a period of years.

Enables us to compete with equity-based remuneration offered by a set of comparable companies with whom we may compete for executive talent.

Under our share option schemes, the Committee is able to grant awards of CSOP options in the UK, and unapproved share options (non-qualifying options) in the UK and US, which includes the ability to grant RSU-style awards. All awards may be subject to performance targets.

The Committee generally grants equity-based remuneration to Executive Directors and Senior Executives at the time they commence employment and from time to time thereafter based on performance.

The Committee is able to grant share options which permit phased vesting over the period. Currently, awards vest over a period of four years, with the first 25% vesting after 12 months.

There is no fixed annual maximum limit to the size or value of equity- based compensation awards made in a year to Executive Directors and Senior Executives, or in the aggregate over a period of years.

However, the Committee will always work within benchmarking guidelines provided by our compensation consultants. Additionally, our option scheme rules set a maximum limit on the grant of options to all participants of 8% of our initial issued share capital on the date of our IPO increased by 4% on each 30 June to be effective from 1 July 2016.

Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.

We seek to establish equity-based remuneration to be reasonably competitive to that offered by a set of comparable companies with whom we may compete for executive talent.

Generally, we grant equity-based remuneration awards that vest over time without specific performance targets other than continued service.

When making awards, the Committee considers: the size and value of past awards; the performance of the Executive Director or Senior Executive; and competitive data on awards made to executives at comparable companies.

Our Severance Policy entitles the Executive Director and Senior Executives to accelerated vesting of options on termination without cause on a change of control.

Additionally, the Board has discretion to accelerate vesting of options including in connection with a change of control event or when an Executive Director's service is terminated on account of disability or death.

See Policy on Payments for Loss of Office.

Notes to policy tables

(1)
In 2017, the Committee retained an independent remuneration consultant, Willis Towers Watson, to assist the Committee in ensuring that our remuneration arrangements for the Executive Director and senior executives are competitive for the calendar year commencing 1 January 2018. Willis Towers Watson provided data from comparable publicly traded biopharmaceutical companies and otherwise assisted the Committee in its design of competitive remuneration for the Executive Director and senior executives. We expect to continue to use remuneration consultants to assist the Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration programme.

(2)
The use of time-based vesting for share option awards is consistent with U.S. practice, to which we look for guidance on our policies. We examine, with assistance from Willis Towers Watson, our independent remuneration consultant, comparative data on both a (i) fair market value basis and (ii) percentage of salary basis. The Committee uses a blend of the two methods to establish appropriate levels of equity-based remuneration for the Executive Director and Senior Executives.

Application of the Remuneration Policy to Executive Director Remuneration for the year ending 31 December 2018

        The following table provides an illustration of the potential remuneration for the year ending 31 December 2018 for the CEO, as the sole Executive Director, computed in accordance with the Remuneration Policy outlined above and by applying the following assumptions:

Minimum	The base salary for the Executive Director is assumed to be the base salary of £420,065 per annum effective from 1 January 2018.

The value of benefits receivable for the year ending 31 December 2018 is assumed to be 5% of base salary for a pension allowance payment and the same rate of contribution for private health insurance as for 2017.

No bonus is assumed for the Executive Director.

In line with expectations	The same components for base salary and benefits as reflected for the minimum above.
The expected level of bonus is taken to be 55% of base salary, being the target level of bonus payment for the year ending 31 December 2018.
Maximum	The same components for base salary and benefits as reflected for the minimum above.
The maximum level of bonus is taken to be 100% of current base salary.

        The bar chart below does not include any value for equity-based award remuneration in either the minimum illustration or the illustration of remuneration in line with expectations. We do not believe it is possible to reasonably quantify the value that might result from outstanding options and other equity-based awards.

Service Contracts

        It is Group policy that Executive Directors should have contracts with an indefinite term providing for a maximum of up to 12 months' notice. We currently employ our CEO, our sole Executive Director, on a service agreement providing for termination, other than for cause, upon nine months' advance notice by either the Company or the CEO. The CEO is required to resign his position as a Director if the Board requires a resignation in conjunction with the end of the employment relationship. We expect service contracts with future Executive Directors will have comparable provisions.

        On termination of the service contract without cause, we have the right to require the Executive Director to take garden leave for all or part of the notice period (the remaining term of the contract) and we have the right to pay salary and benefits in lieu of notice. During the period of any garden leave, the Executive Director must continue to be available to the Company and will continue to receive his full salary and other contractual entitlements. The Company may terminate the Executive Director's employment with immediate effect in certain circumstances including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his service. In the event of termination of the Executive Director for cause, we are not obligated to make any payment in lieu of notice. The service agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.

Policy on Payments for Loss of Office

        Our approach to payments in the event of termination of an Executive Director is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of the long-term incentive plans in which the Executive Director participates.

        As previously reported in our last approved Directors' Remuneration Report, during March 2017, the Company entered into an amended service agreement with our Executive Director and adopted an executive severance policy that is applicable to our Executive Director and senior executive officers on termination other than for cause. The amended service agreement and executive severance policy are compliant with our last approved Directors' Remuneration Policy. In particular, all employment arrangements for any Executive Director(s) will continue to include a notice provision and continuing payment obligations for not more than a maximum period of one year following our termination of an Executive Director other than for cause. Payment obligations would include base salary, target bonus and benefits. In the event of termination without cause following a change of control, the Executive Director is entitled to accelerated vesting of any unvested and outstanding equity awards. In addition, the Board has discretion under our option scheme rules to allow some or all of the options held by our Executive Director and senior executives to vest in the event of a change of control or otherwise.

        In order to receive severance benefits under the employment agreement and executive severance policy, the Executive Director is required to execute a release of claims in favour of the Company and comply with certain other post-employment covenants set forth in his employment agreement.

        We will comply with applicable disclosure and reporting requirements of the Securities and Exchange Commission with respect to remuneration arrangements with a departing Executive Director.

Policy on Recruitment Arrangements

        Our policy is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. We expect remuneration packages will include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as: sign-on bonus, reasonable relocation support and make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items).

        The Board retains the discretion to provide additional benefits where necessary or useful to recruit new Executive Directors or to secure the ongoing service of existing Executive Directors.

        If we appoint an existing employee as an Executive Director of the Company, we would expect to retain legacy obligations to the employee with respect to remuneration, such as outstanding share awards. Should these differ materially from current arrangements, these will be disclosed in the next Directors' Remuneration Report following such appointment. We will also disclose remuneration details for a new Executive Director in accordance with reporting requirements of the Securities and Exchange Commission.

Summary of remuneration policy—Non-Executive Directors

        Under the last approved Directors' Remuneration policy, the Board has the discretion to pay fees to any or all Non-Executive Directors and/or to pay Non-Executive Directors in the form of a mixture of cash and share options. Since 2016, our remuneration arrangements for Non-Executive Directors comprise an award of a fixed number of share options, plus an additional number of share options or cash payment at the Director's election. The option awards and cash payments were established at competitive levels taking into account peer data from comparable companies provided in a benchmarking survey undertaken by Radford consultants in 2016 and are compliant with the last approved Directors' Remuneration policy.

        The Committee has retained Willis Towers Watson to assist the Committee in ensuring that our remuneration arrangements for the Non-Executive Directors are competitive and appropriate by benchmarking them against comparable publicly traded biopharmaceutical companies, with an increasing focus on U.S. benchmarks and practices. We expect to continue to use remuneration consultants to assist the Committee in determining competitive levels of Non-Executive Director remuneration and specific design elements of our Non-Executive Director remuneration programme.

        Our Non-Executive Directors participate in the Group's long-term incentive plans on terms similar to those used for Executive Directors. In accordance with their Letters of Appointment, each Non-Executive Director is entitled to receive an annual award of share options, and incoming Non-Executive Directors receive an initial award of share options, and which may include RSU-style awards, with such number to be determined by the Board. In determining option awards, the Board works within benchmarking guidelines provided by remuneration consultants.

        Any share options that are awarded will not be subject to performance conditions.

        Our Non-Executive Directors do not receive any pension from the Company nor do they participate in any performance-related incentive plans.

        The following table presents the elements of remuneration for Non-Executive Directors.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum
Non-Executive fees	Reflects time commitments and responsibilities of each role. Reflects fees paid by similarly sized companies.	The remuneration of the Non-Executive Directors will be determined by the Board as a whole by reference to market practice and market data, on which the Committee receives independent advice, and reflects individual experience, scope of the role, time commitment and changes to responsibilities.

We typically expect to align fees with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required.

Fees will typically consist of a basic fee for Non-Executive Director responsibilities plus incremental fees for additional roles/responsibilities such as chairmanship of Board committees and a senior independent Non-Executive Director role.

The Non-Executive Directors may elect to receive the fees in cash or in the form of an award of additional share options.

		The Non-Executive Directors do not receive any pension from the Company, nor do they participate in any performance-related incentive plans.	The value of each individual's aggregate fees will not exceed the 75th percentile of peer group comparator data for the relevant role.
Long term equity incentives
For public companies listed in the United States, equity-based remuneration is a standard component of Director remuneration.

We extend equity-based awards to our Non-Executive Directors in order to be competitive with comparable companies seeking qualified Directors and to align the interests of our Non- Executive Directors with those of our shareholders.
Non-Executive Directors participate in the Group's long-term incentive plans on terms similar to those used for Executive Directors.

Under their appointment letters, each Non-Executive Director is entitled to receive an annual award of options, provided that he or she continues to serve as a Director. When a new Non-Executive Director is appointed, he or she may receive an initial award of options. In either scenario, these may include RSU-style awards.

The Board is able to grant share options which permit phased vesting over the period. Currently, options awarded to new Directors become fully exercisable over three years while options awarded annually are exercisable on the first anniversary of the date of grant. Any share options awarded will not be subject to performance conditions. Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.
Not applicable.

The option awards will be determined by the Board as a whole working within benchmarking guidelines provided by our compensation consultants. Additionally, our option scheme rules set a maximum limit on the grant of options to all participants of 8% of our initial issued share capital on the date of our IPO increased by 4% on each 30 June effective from 1 July 2016.

Letters of Appointment

        The Chairman and all other Non-Executive Directors have letters of appointment which set out the terms under which they provide their services to the Company and which are subject to a three month notice period either by the Company or the Non-Executive Director. Their remuneration is reviewed by the Board annually. In accordance with the Company's Articles of Association, Non-Executive Directors are included in the requirement that one-third of Directors are subject to retirement by rotation at each Annual General Meeting of shareholders. There is no remuneration payable on loss of office when, for example, a Director is not re-elected at an Annual General Meeting.

Statement of Consideration of Employment Conditions and Differences to the Executive Director Policy

        All our employees are paid a base salary and receive standard employee benefits, which vary according to whether they are employed in the UK or in the US but all are entitled to a contribution from the Group towards a pension scheme or retirement plan, as well as access to health insurance and income protection.

        All employees are eligible to be considered for an annual increase in their base salaries, provided they have worked for a sufficient portion of the prior fiscal year. In addition, all employees are eligible to be considered for target annual cash bonus awards, subject to the achievement of objectives and to the overall performance of the Company, and for consideration for regular option awards. Eligibility is dependent on the employee's position and performance, with more senior employees eligible for higher bonus and option award levels.

        No specific consultation with employees has been undertaken in respect of the design of the Company's senior executive remuneration policy to date although the Committee will keep this under review.

Statement of Consideration of Shareholder Views

        This policy for remuneration of both Executive Directors and Non-Executive Directors was devised by a Remuneration Committee of which all members are Non-Executive Directors. The policy was also approved by the full Board.

Changes to Remuneration Policy

        It is anticipated that this policy will apply until the Annual General Meeting in 2021, or until a revised policy is approved by shareholders.

Approval

        This report was approved by the Board of Directors on 14 March 2018 and signed on its behalf by:

/s/ DAVID M. MOTT David M Mott Director

14 March 2018

Form of Proxy for Ordinary Shareholders Adaptimmune Therapeutics plc All Correspondence to: Computershare Investor Services PLC The Pavilions, Bridgwater Road, Bristol, BS99 6ZY Form of Proxy - Annual General Meeting to be held on 20 June 2018 at 11.00 am (London Time) Control Number: 915060 SRN: PIN: Cast your Proxy online...It's fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. View the Annual Report online: http://ir.adaptimmune.com/ Register at www.investorcentre.co.uk - elect for electronic communications & manage your shareholding online! To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 18 June 2018 at 11.00 am (London Time). Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 702 0000 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. The 'Vote Withheld' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at 6.30pm (London Time) on 18 June 2018. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) by 11.00am (London Time) on 18 June 2018. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 702 0000 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. Any alterations made to this form should be initialled. The completion and return of this form will not preclude a member from attending the meeting and voting in person. 5. 2. 6. 3. 7. 8. Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. SG151 148416_151420_RUN_ONS/000001/000001/SG151//i

Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s). I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Adaptimmune Therapeutics plc to be held at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX on 20 June 2018 at 11.00 am (London Time), and at any adjourned meeting. * For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please use a black pen. Mark with an X inside the box as shown in this example. Please mark here to indicate that this proxy appointment is one of multiple appointments being made. Vote Withheld Ordinary Resolutions For Against 1. To re-elect as a director, Lawrence Alleva, who retires by rotation in accordance with the Articles of Association. 2. To re-elect as a director, David Mott, who retires by rotation in accordance with the Articles of Association. 3. To re-elect as a director, Elliott Sigal, who retires by rotation in accordance with the Articles of Association. 4. To re-appoint KPMG LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented. 5. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2018. 6. To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2017 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2017. 7. To receive and approve our U.K. statutory directors’ remuneration report for the year ended December 31, 2017. 8. To receive and approve our Directors’ Remuneration Policy, which, if approved, will take effect upon conclusion of the Annual General Meeting. I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting. Signature Date In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary). H 7 3 3 0 4 A D T *